   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996.


                                                    REGISTRATION NO. 333 - 12861
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                NEW YORK                                     5047                                    13-3097642
            (JURISDICTION OF                     (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
             INCORPORATION)                      CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NUMBER)

                             7201 WISCONSIN AVENUE,
                            BETHESDA, MARYLAND 20814
                                 (301) 215-7777
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           ROBERTA LIPSON, PRESIDENT
                     U.S.-CHINA INDUSTRIAL EXCHANGE, INC.,
                             7201 WISCONSIN AVENUE,
                            BETHESDA, MARYLAND 20814
                                 (301) 215-7777
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                        GARY J. SIMON, ESQ.                                              SHELDON E. MISHER, ESQ.
                PARKER CHAPIN FLATTAU & KLIMPL, LLP                               BACHNER, TALLY, POLEVOY & MISHER, LLP
                    1211 AVENUE OF THE AMERICAS                                             380 MADISON AVENUE
                      NEW YORK, NEW YORK 10036                                           NEW YORK, NEW YORK 10017
                           (212) 704-6000                                                     (212) 687-7000

                            ------------------------

     APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, please check the following box.   [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]-------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.   [ ]-------
     If  the delivery of the prospectus is  expected to be made pursuant to Rule
434, please check the following box.   [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE
                                                                               PROPOSED
                                                                               MAXIMUM            PROPOSED
                                                                               OFFERING            MAXIMUM           AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES                                         PRICE             AGGREGATE         REGISTRATION
              TO BE REGISTERED                   AMOUNT TO BE REGISTERED     PER UNIT(1)      OFFERING PRICE(1)       FEE(10)
Units(2)(3)..................................         11,500 Units              $1,000           $11,500,000         $  3,484.85
Units, each consisting of one share of Common
  Stock, $.01 par value per share and one
  Class B Warrant(4).........................      2,990,000 Units              $ 6.50           $19,435,000         $  5,889.39
Common Stock, $.01 par value per share(5)....      5,980,000 Shares             $ 8.75           $52,325,000         $ 15,856.06
Unit Purchase Option(6)......................              1 Option             $ .001           $      .001         $       .00
Units(2)(7)..................................          1,000 Units              $1,300           $ 1,300,000         $    393.94
Units, each consisting of one share of Common
  Stock, $.01 par value per share and one
  Class B Warrant(8).........................       260,000 Units               $ 6.50           $ 1,690,000         $    512.12
Common Stock, $.01 par value per share(9)....       520,000 Shares              $ 8.75           $ 4,550,000         $  1,378.79
     Total Registration Fee..................                                                                        $ 27,515.15(11)


                                                        (footnotes on next page)
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(footnotes from cover)

 (1) Estimated solely for purposes of calculating the registration fee.


 (2) Each Unit will consist of a minimum of 160 and a maximum of 260 IPO Units. Each IPO Unit consists of one share of Common Stock, $.01 par value per share, one Class A Warrant and one Class B Warrant. Each Class A Warrant entitles the registered holder thereof to purchase one share of Common Stock and one Class B Warrant. Each Class B Warrant entitles the registered holder thereof to purchase one share of Common Stock.



 (3) Also includes 1,500 Units subject to the Underwriter's over-allotment option.



 (4) Issuable upon exercise of the Class A Warrants included in the Units to be sold to the public.



 (5) Issuable upon exercise of the Class B Warrants included in both the Units to be sold to the public and the Class A Warrants underlying such Units.



 (6) To be issued to the Underwriter.



 (7) Issuable upon exercise of the Underwriter's Unit Purchase Option.



 (8) Issuable upon exercise of the Class A Warrants underlying the Units included in the Underwriter's Unit Purchase Option.



 (9) Issuable upon exercise of the Class B Warrants included in both the Units included in the Unit Purchase Option to be issued to the Underwriter and the Class A Warrants underlying such Units.



(10) Pursuant to Rule 429 under the Securities Act, this Registration Statement also relates to and may be used in connection with the securities previously registered under the Securities Act in connection with the Company's initial public offering (the 'IPO'), which was consummated in
     August 1994, pursuant to Registration Statement No. 33-78446. The securities covered by such Registration Statement and the related registration fee previously submitted for such securities include the following: (i) 1,840,000 shares of Common Stock and Class B Warrants issuable upon exercise of outstanding Class A Warrants ($4,124.14), (ii) 3,680,000 shares of Common Stock issuable upon exercise of Class B Warrants that are presently outstanding or issuable upon exercise of outstanding Class A Warrants ($11,103.45), (iii) 160,000 shares of Common Stock, Class A Warrants and Class B Warrants issuable upon exercise of the Unit Purchase Options issued in the IPO, 160,000 shares of Common Stock and Class B Warrants issuable upon exercise of said Class A Warants and 320,000 shares of Common Stock issuable upon exercise of all of said Class B Warrants ($1,696.55).



(11) $26,102.45 of the fee has already been paid. An additional $1,412.70 is being paid concurrently with the filing of this Amendment No. 2.


     Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to anti-dilution provisions of the Warrants and the Unit Purchase Option.

                SUBJECT TO COMPLETION -- DATED NOVEMBER 1, 1996

PROSPECTUS

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
                                  10,000 UNITS
      EACH CONSISTING OF A MINIMUM OF 160 AND A MAXIMUM OF 260 IPO UNITS,
                 EACH CONSISTING OF ONE SHARE OF COMMON STOCK,            [LOGO]
       ONE REDEEMABLE CLASS A WARRANT AND ONE REDEEMABLE CLASS B WARRANT



    Each unit ('Unit') hereby offered (the 'Offering') by U.S.-CHINA INDUSTRIAL EXCHANGE, INC., a New York corporation (the 'Company'), consists of a minimum of 160 and a maximum of 260 units (the 'IPO Units'). Each IPO Unit is identical to the units sold in the Company's initial public offering, which was completed in August 1994 ('IPO'), and consists of one share of Common Stock, $.01 par value ('Common Stock'), one redeemable Class A Warrant ('Class A Warrant') and one redeemable Class B Warrant ('Class B Warrant'). The components of the Units and IPO Units will be transferable separately immediately upon issuance. It is currently expected that the offering price will be $1,000 per Unit. The actual number of IPO Units to be included in each Unit will be determined by negotiations between the Company and D.H. Blair Investment Banking Corp. (the 'Underwriter'), based primarily on the market price of the outstanding IPO Units and a determination of the number of IPO Units to be included in each Unit in order to successfully market the Units in light of market conditions. Each Class A Warrant entitles the registered holder thereof to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until August 18, 1999. Each Class B Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, at any time until August 18, 1999. The Class A Warrants and the Class B Warrants (collectively, the 'Warrants') are subject to redemption by the Company at a redemption price of $.05 per Warrant on 30 days' prior written notice, provided the average of the closing bid prices of the Common Stock exceeds $9.10 with respect to the Class A Warrants or $12.25 with respect to the Class B Warrants (subject to adjustment in each case) for 20 consecutive business days ending within 15 days of the date on which notice of redemption is given. See 'Description of Securities.'



    The Common Stock and the Company's Class B Common Stock, $.01 par value (the 'Class B Common Stock'), are essentially identical, except that the Class B Common Stock has six votes per share and the Common Stock has one vote per share and each share of Class B Common Stock is convertible into one share of Common Stock. Upon completion of this Offering, the holders of the Class B Common Stock will control approximately 74.7% of the total voting power and will therefore be able to elect all of the Company's directors and to control the Company. Immediately prior to this Offering, certain executive officers and certain members of their immediate families hold all of the outstanding shares of Class B Common Stock. The Class B Common Stock is automatically converted into Common Stock upon any sale or transfer, except to certain permitted transferees. The holders of the Class B Common Stock could significantly reduce their ownership of such stock while retaining control of the Company. See 'Principal Shareholders' and 'Description of Securities.'



    The IPO Units, Class A Warrants and Class B Warrants are traded on the National Association of Securities Dealers Automated Quotation ('Nasdaq') SmallCap Market under the symbols CHDXU, CHDXW and CHDXZ, respectively, and the Common Stock is traded on the Nasdaq National Market under the symbol CHDX. The last sale prices of these securities on October 30, 1996 as reported by Nasdaq were $6 1/4, $1, $1/2 and $3 1/8, respectively. See 'Price Range of Securities and Dividend Policy.' The Units offered hereby will not be listed separately on Nasdaq. The exercise prices and other terms of the Class A Warrants and Class B Warrants were determined by negotiation between the Company and the Underwriter at the time of the IPO and do not necessarily bear any relationship to the Company's assets, book value, results of operations, net worth or any other recognized criteria of value. FOR INFORMATION CONCERNING A SECURITIES AND EXCHANGE COMMISSION INVESTIGATION RELATING TO THE UNDERWRITER, SEE 'RISK FACTORS' AND 'UNDERWRITING.'

                         ------------------------------
        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE 'RISK FACTORS' BEGINNING ON PAGE 8.
                         ------------------------------
THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION,  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
       PASSED  UPON  THE ACCURACY  OR  ADEQUACY OF  THIS  PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                  UNDERWRITING
                                                                                                 DISCOUNTS AND     PROCEEDS TO
                                                                             PRICE TO PUBLIC    COMMISSIONS (1)    COMPANY (2)
Per Unit..................................................................          $                  $                $
Total (3).................................................................          $                  $                $

                                                   (footnotes on following page)

    The Units are offered on a 'firm commitment' basis by the Underwriter when, as and if delivered to and accepted by the Underwriter, and subject to the Underwriter's right to reject orders in whole or in part and to certain other conditions. It is expected that delivery of the certificates representing the Units will be made at the offices of D.H. Blair Investment Banking Corp., 44
Wall Street, New York, New York 10005, on or about               , 1996.

                         ------------------------------
                      D.H. BLAIR INVESTMENT BANKING CORP.
                         ------------------------------

              The date of this Prospectus is               , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

[The graphic for the inside front cover shall be a map of China, indicating locations of the Company's corporate representative offices, subsidiaries, regional representatives and joint ventures.]

                   ------------------------------------------

(footnotes from cover)


(1) Does not include additional compensation to  the Underwriter in the form  of
    (i) a non-accountable expense allowance in the amount of $300,000 ($345,000 if the Over-Allotment Option referred to below is exercised in full) or $30.00 per Unit; and (ii) an option (the 'Unit Purchase Option') to purchase up to 1,000 Units at 130% of the per Unit public offering price, exercisable over a period of three years commencing on the second anniversary of the date of this Prospectus. In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'



(2) Before deducting estimated expenses of $320,000 and the non-accountable expense allowance, both of which are payable by the Company.


(3) The Company has granted the Underwriter a 45-day option (the 'Over-Allotment Option') to purchase up to 1,500 additional Units upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be
    $           , $          and $           , respectively. See 'Underwriting.'

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, THE COMMON STOCK AND/OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS OR THEIR AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMPANY'S SECURITIES ON NASDAQ IN ACCORDANCE WITH RULE 10b-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SEE 'RISK FACTORS - POSSIBLE
RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE COMPANY'S SECURITIES' AND 'UNDERWRITING.'

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (i) the Over-Allotment Option, (ii) the Warrants,
(iii) the Unit Purchase Option, (iv) options to purchase shares of Common Stock reserved for issuance under the Company's 1994 Stock Option Plan, and (v) other outstanding warrants. Except as otherwise indicated, all share and per share information in this Prospectus has been restated to reflect (i) a 15,000-for-one stock split of the Common Stock, which became effective in April 1994, (ii) a 1.2-for-one stock split of the Common Stock, which became effective in July 1994, (iii) a 10-for-nine stock split of the Common Stock, which became effective in August 1994, and (iv) the conversion of the outstanding shares of Common Stock into 2,000,000 shares (giving effect to the foregoing stock splits) of Class B Common Stock, which became effective in April 1994. Prospective investors are cautioned that this Prospectus contains certain forward-looking statements, within the meaning of the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995, that involve various risks and uncertainties. The Company's actual results may differ materially from those described in these forward-looking statements due to a number of factors, including those identified under 'Risk Factors' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                  THE COMPANY

     U.S.-China Industrial Exchange, Inc. (the 'Company') is an established independent marketing and sales organization in the People's Republic of China ('China') for certain Western products, including medical and industrial equipment. The Company provides United States, European and other manufacturers with access to the Chinese marketplace and offers a wide range of marketing, sales and technical services for their products. The Company further provides marketing research and consulting services to its manufacturers for a variety of business activities in China. The Company conducts its marketing and sales and provides its services almost exclusively to end-users located in China. The Company is the exclusive sales representative in China for several major manufacturers of high-technology medical equipment, construction, mining and other industrial machinery and scientific research instrumentation. The Company also sells certain products on a non-exclusive basis. The Company's administrative and national sales and technical support staff in China, comprised of 122 full-time employees, operates from its office in Beijing, regional offices in Shanghai and Guangzhou, and through its wholly-owned subsidiaries in the special economic Tianjin Free Trade Zone and in Hong Kong.

     In 1995, the Company began a process of expansion into the related field of providing health care services. The Company has taken initial steps to providing Western-standard health care services to targeted market segments in China. The Company believes that demographic developments in China, including the growth of the expatriate business and diplomatic community, continue to create increasing needs for these services. In this regard, the Company established the Beijing United Family Health Center ('Beijing United'), a 90%-owned joint venture between the Company and a company controlled by the Chinese Academy of Medical Sciences. Beijing United expects to provide the expatriate business and diplomatic community in Beijing with complete Western-standard maternity and birthing services as well as neonatal and pediatric care. The Company is considering establishing a series of clinics in other major metropolitan centers in China over the next several years.

     The Company was founded in June 1981 by Roberta Lipson and Elyse Beth Silverberg in response to specific marketing opportunities presented by the commercial opening of China to the West in the late 1970's and early 1980's and the normalization of relations between the United States and China in 1979. Mmes. Lipson and Silverberg opened initial offices in Beijing and New York with the objective of supplying marketing, sales and technical support services to Western manufacturers of electronic instrumentation and industrial machinery. Subsequent Chinese economic reforms have significantly decentralized the import purchasing authority of the Chinese with respect to the products marketed by the Company. As this process of decentralization and related market orientation progressed, the

Company responded by opening regional offices in Guangzhou (southern China) and Shanghai (central China) and established wholly-owned subsidiaries in the special economic Tianjin Free Trade Zone (northern China) and in Hong Kong to expand its sales and technical service capability.

     The Company's strategy is to grow through expansion of its marketing and sales activities in China, Hong Kong and other Asian countries, and to establish its proposed health care services operations. The Company intends to build on its 15-year continuous operating presence in China, the relationships in China established by the Company's executives and senior sales staff and the Company's policy of representing what it believes are first-quality products in their respective markets. In order to implement its marketing and sales expansion strategy, the Company intends to increase its marketing, sales and service capability in China through the addition of qualified personnel, including technical service engineers, through the establishment of new regional offices in China and through strategic acquisitions. In conjunction with its expansion of marketing and sales capability, the Company intends to increase the variety of products marketed and services provided. For example, the Company currently is developing plans to commence distribution of health care products and pharmaceuticals in China.

     Substantially all of the Company's revenues are pursuant to agency arrangements between the Company and its suppliers. The Company's revenues are derived in two principal ways: through the sale by the Company for its own account of products (principally medical products) purchased from manufacturers and through the receipt of commissions from the sale of products by manufacturers for which the Company acts as agent. The Company often elects the form of each transaction based on the circumstances of the transaction, including the nature of the products and parties involved.


     During 1996, the Company recognized $8.4 million in sales as a result of the shipment of goods sold to end-users under a single financing arrangement with the United States Export-Import Bank. This financing arrangement was the first of its kind for the Company and, the Company believes, was the first of its kind for purchasers in China. The Company's results of operations for the nine months ended September 30, 1996 were significantly and positively impacted by this financing and are not expected to be indicative of the Company's results of operations for the fourth quarter or the fiscal year ending December 31, 1996. Although the Company continues to seek similar financing arrangements with the Export-Import Bank, no such financing commitments have been received and there can be no assurance that any such commitments will be obtained in the future.


     In addition to its offices in Beijing, Guangzhou, Shanghai, Tianjin and Hong Kong, the Company maintains executive and administrative offices at 7201 Wisconsin Avenue, Bethesda, Maryland 20814. The telephone number of the Company in the United States is (301) 215-7777. Unless the context requires otherwise, as used herein any reference to the Company includes the Company's wholly-owned subsidiaries, Chindex, Inc., a New York corporation, Chindex Holdings
International Trade (Tianjin) Ltd., registered in China's special economic Tianjin Free Trade Zone, and Chindex Hong Kong Limited, a Hong Kong corporation, as well as Beijing United, its 90%-owned joint venture with a company controlled by the Chinese Academy of Medical Sciences.

                                  THE OFFERING


Securities Offered by the Company............  10,000 Units, each consisting of a minimum of 160 and a maximum of
                                                 260 IPO Units.  Each IPO Unit  consists of one  share of  Common
                                                 Stock, one redeemable Class A Warrant and one redeemable Class B
                                                 Warrant. See 'Description of Securities.'
Terms of Warrants............................  Each Class A Warrant is exercisable at $6.50 to purchase one share of  Common Stock and one Class  B Warrant until August 18, 1999, subject to  earlier  redemption by  the  Company. Each  Class  B
                                                 Warrant  is exercisable at $8.75 to purchase one share of Common
                                                 Stock until August  18, 1999, subject  to earlier redemption  by the Company. See 'Description of Securities -- Warrants.'
Number of Shares of Capital Stock
  Outstanding:
     Before the Offering (1).................  2,000,000  shares of Class B Common Stock, of which 450,000 shares are being held in escrow(3)
                                                 1,840,000 shares of Common Stock
     After the Offering (1)(2)...............    4,440,000 shares of Common Stock(4)
                                                 2,000,000 shares of Class B Common Stock, of which
                                                 450,000 shares are being held in escrow(3)
Rights of Common Stock and Class B Common
  Stock......................................  The rights of the holders of Common Stock and Class B Common Stock are essentially identical, except  that holders of Common  Stock are entitled to one vote per share and holders of Class B Common
                                                 Stock  are entitled  to six votes  per share, and  each share of
                                                 Class B Common  Stock is  convertible into one  share of  Common
                                                 Stock.  The Class B Common Stock is automatically converted into
                                                 Common Stock  upon  any  sale or  transfer,  except  to  certain permitted  transferees. See 'Description of Securities -- Common
                                                 Stock and Class B Common Stock.'
Nasdaq Symbols...............................  Units -- CHDXU
                                               Common Stock -- CHDX
                                               Class A Warrants -- CHDXW
                                               Class B Warrants -- CHDXZ
Use of Proceeds..............................  For general corporate purposes, including expansion of operations, financing of  sales  and  strategic acquisitions.  See  'Use  of
                                                 Proceeds.'
Risk Factors.................................  An  investment in  the securities  offered hereby  involves a high degree of  risk and  immediate  substantial dilution  to  public investors. See 'Risk Factors' and 'Dilution.'


------------

(1) Does not include (i) 2,140,000 shares of Common Stock issuable upon exercise of the 2,140,000 Class A Warrants outstanding prior to this Offering (the 'Outstanding Class A Warrants'); (ii) 2,140,000 shares issuable upon exercise of the 2,140,000 Class B Warrants outstanding prior to this Offering (the 'Outstanding Class B Warrants'); and (iii) 2,140,000 shares issuable upon exercise of the 2,140,000 Class B Warrants underlying the Outstanding Class A Warrants.


(2) Does not include (i) a minimum of 480,000 and a maximum of 780,000 shares issuable upon exercise of the Over-Allotment Option and the Class A Warrants included in the Units issuable upon exercise of the Over-Allotment Option;
    (ii) a minimum of 1,600,000 and a maximum of 2,600,000 shares issuable upon exercise of the Class A Warrants included in the Units offered hereby; (iii) a minimum of 320,000 and a maximum of 520,000 shares issuable upon exercise of the Unit Purchase Option and the Class A Warrants included in the Units underlying the Unit Purchase Option; (iv) a minimum of 4,000,000 and a maximum of 6,500,000 shares issuable upon exercise of the Class B Warrants included in, and issuable upon exercise of the Class A Warrants included in, the Units


                                              (footnotes continued on next page)

(footnotes continued from previous page)

    offered  hereby,  the Units  issuable  upon exercise  of  the Over-Allotment
    Option and the Units underlying the Unit Purchase Option; (v) 6,420,000 shares of Common Stock reserved for issuance upon exercise of the Outstanding Class A Warrants and Outstanding Class B Warrants; and (vi) 228,000 shares reserved for issuance under the Company's 1994 Stock Option Plan. See 'Management -- Stock Option Plan,' 'Description of Securities' and 'Underwriting.'


(3) In connection with the IPO, 450,000 shares of Class B Common Stock (the 'Escrow Shares') were deposited in escrow by certain shareholders of the Company, which Escrow Shares may be transferred to the Company for no consideration if the Company does not attain certain earnings levels or the market price of the Common Stock does not reach certain targets during the period from the date of the IPO to August 18, 1999. See 'Principal Shareholders -- Escrow Shares.'


(4) Assumes each Unit consists of the maximum 260 IPO Units. If each Unit consists of the minimum 160 IPO Units, 3,440,000 shares of Common Stock will be outstanding after this Offering.

                         SUMMARY FINANCIAL INFORMATION


                                                                                    NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                             ----------------------------      ----------------------------
                                                1994             1995             1995             1996
                                             -----------      -----------      -----------      -----------
                                                                                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
     Sales..............................     $10,613,000      $13,002,000      $ 7,697,000      $16,832,000
     Cost of sales......................       7,658,000        9,667,000        6,020,000       11,821,000
                                             -----------      -----------      -----------      -----------
     Gross profit on sales..............       2,955,000        3,335,001        1,677,000        5,011,000
     Net commission income..............       2,625,000        2,115,000        1,368,000          712,000
                                             -----------      -----------      -----------      -----------
     TOTAL GROSS PROFIT ON SALES AND NET
       COMMISSION INCOME................       5,580,000        5,450,000        3,045,000        5,723,000
     Selling, general and administrative
       expenses(1)......................       4,862,000        6,239,000        4,453,000        5,347,000
                                             -----------      -----------      -----------      -----------
                                                 718,000         (789,000)      (1,408,000)         376,000
     Other income (expense), net........         108,000          340,000          272,000          804,000
                                             -----------      -----------      -----------      -----------
     Income (loss) before provision for
       income taxes.....................         826,000         (449,000)      (1,136,000)       1,180,000
     Income tax benefit (provision).....        (319,000)         132,000          399,000         (443,000)
                                             -----------      -----------      -----------      -----------
     NET INCOME (LOSS)..................     $   507,000      $  (317,000)     $  (737,000)     $   737,000
                                             -----------      -----------      -----------      -----------
                                             -----------      -----------      -----------      -----------
     NET INCOME (LOSS) PER SHARE(1).....        $0.23           $(0.09)          $(0.22)           $0.22
                                             -----------      -----------      -----------      -----------
                                             -----------      -----------      -----------      -----------
     Weighted average number of shares
       of Common Stock outstanding(1)...       2,218,000        3,390,000        3,390,000        3,390,000
                                             -----------      -----------      -----------      -----------
                                             -----------      -----------      -----------      -----------



                                                                                        SEPTEMBER 30, 1996
                                                               DECEMBER 31,      --------------------------------
                                                                   1995            ACTUAL         AS ADJUSTED(2)
                                                               ------------      -----------      ---------------
                                                                                           (UNAUDITED)
BALANCE SHEET DATA:
     Working capital........................................   $  6,595,000      $ 6,035,000        $14,590,000
     Total assets...........................................     15,434,000       18,026,000         26,581,000
     Total liabilities......................................      6,925,000        8,780,000          8,780,000
     Shareholders' equity...................................      8,509,000        9,246,000         17,801,000


------------

(1) Share information is based upon the number of shares of Common Stock and Class B Common Stock treated as a single class, and excludes the Escrow Shares.

(2) As adjusted to give effect to the sale of 10,000 Units offered hereby (assuming the Over-Allotment Option is not exercised) at an offering price of $1,000 per Unit and the application of the net proceeds. See 'Use of Proceeds.'

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors.

     This Prospectus contains forward-looking statements within the meaning of the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of the Company's plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking statements included in 'Prospectus Summary,' 'Use of Proceeds,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business' in this Prospectus. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth in the risk factors below.

RISKS RELATING TO OPERATIONS IN CHINA

     The Company conducts its marketing and sales and provides its services exclusively to end-users located in China. The Company expects to continue to focus its efforts on the Chinese markets. As such, there are risks involved with the conduct of the Company's business in China, including the following:

     Restrictions on Imports. The Chinese government regulates the import into China of certain of the Company's products. The approval of imports by the government is based to some extent on the lack of qualified domestically-produced products and strategic plans for the development of local Chinese industry. There can be no assurance that the government's policies will continue to allow the products marketed by the Company to be imported into China. Changes in the current policies could materially and adversely affect the Company. See 'Business -- China.'

     Most Favored Nation Trading Status. At present, a significant portion of the economic activity in China is export-driven and, therefore, is affected by developments in the economies of China's principal trading partners. The U.S. Congress considers annually the renewal of 'Most Favored Nation' trading status, which currently is in place, for China and may attach conditions to the renewal of such status which China may decline, or be unable, to meet. In 1994, President Clinton announced delinkage of such status to China's achievement of overall significant progress in the area of human rights. Prior to this announcement, renewal of such status had been contingent on the achievement of such progress. There can be no assurance that renewal of such status in the future will not be linked to human rights issues or other requirements or that, notwithstanding continuing presidential support for such status, Congress for any reason in the future will not deny such status beyond the President's ability to veto such denial. Revocation or conditional extension by the United States of China's 'Most Favored Nation' trading status could have a material adverse effect on the trade and economic development of China and on the operations of the Company. See 'Business -- China.'

     Internal Political Risks. The Company's interests may be adversely affected by the political environment in China. China is a socialist state which since 1949 has been, and is expected to continue to be, controlled by the Communist Party of China. Changes in the top political leadership of the Chinese government may have a significant impact on policy and the political and economic environment in China. Moreover, economic reforms and growth in China have been more successful in certain provinces than in others, and the continuation or increase of such disparities could affect political or social stability. See 'Business -- China.'

     Government Control Over Economy. China only recently has permitted greater provincial and local economic autonomy and private economic activities, and the government of China has exercised and continues to exercise substantial control over virtually every section of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support the economic reform program that commenced in the late 1970's and possibly to return to the more centrally-planned economy that existed prior thereto, could have a significant effect on economic conditions in China and on the operations of the Company.

     As part of its economic reform, China has designated certain areas as special economic zones, including the Tianjin Free Trade Zone in the major city of Tianjin, where the Company has registered its wholly-owned subsidiary, Chindex Holdings International Trade (Tianjin) Ltd. ('Chindex Tianjin'). Chindex Tianjin and other foreign enterprises in these areas benefit from greater economic autonomy and more favorable tax treatment than enterprises in other parts of China. Changes in the policies or laws governing these special economic zones could have a material adverse effect on the operations of Chindex Tianjin and, consequently, the Company.

     The Company's business is dependent to a certain extent upon the allocation of funds in the government's budgeting processes. Since these processes are not necessarily subject to fixed time schedules, the Company's operations may be adversely affected by extended periods of budgeting freezes or restraints and the Company's quarterly revenues and operating results may fluctuate in accordance with these budgeting processes. See 'Risk Factors -- Timing of Revenues; Fluctuations in Financial Performance and Impact of Single Financing' and 'Business -- China.'

     In addition, the Company's business also is dependent to a certain extent upon the availability of credit to the Company's customers from the banking system in China. During approximately the last two years, in response to inflationary concerns and other economic factors, the Chinese government has imposed restrictions on the funds available for lending by the banking system. These restrictions on the availability of credit negatively impacted the Company's operations during the last two years and continue to negatively impact operations. In response to these credit restrictions, the Company commenced efforts to provide alternative financing arrangements to its customers. The recent tied aid credits from the Export-Import Bank for the purchasers of the Company's products provided such an attractive financing alternative. The Company has not received any further Export-Import Bank financing commitments and there can be no assurance that any commitments will be obtained in the future. Other efforts include the provision of extended payment terms to certain customers, applications for additional loan or loan guarantees from the Export-Import Bank of the United States and the consideration of other alternative financing arrangements. There can be no assurance that these efforts, which entail increased risks for the Company, will be successful. In addition, there can be no assurance as to whether the restrictions on the availability of credit will ease and, if so, the nature and timing of such changes. See 'Risk Factors -- Risks Relating to Operations in China -- Inflation,' 'Risk Factors -- Timing of Revenues; Fluctuations in Financial Performance and Impact of Single Financing,' 'Risk Factors -- Use of Letters of Credit,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business -- China.'

     Inflation. Over the last few years, China's economy has registered a high growth rate and there have been recent indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb the excessive expansion of the economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit (reducing the purchasing capability of certain of the Company's customers) and limited re-centralization of the approval process for purchases of some foreign products. There can be no assurance that these austerity measures alone will succeed in slowing down the economy's excessive expansion or control inflation, nor that they will not result in severe dislocations in the Chinese economy in general. To further combat inflation, the Chinese government may adopt additional measures, including the establishment of freezes or restraints on certain projects or markets, which may have an adverse effect on the Company's operations. See 'Business -- China.'

     Legal System. China's legal system is a civil law system which is based on written statutes and in which decided legal cases have little precedential value. China does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion. As legal systems in China develop, foreign business entities may be adversely affected by new laws, changes to existing laws (or interpretations thereof) and preemption of provincial or local laws by national laws. In circumstances where adequate laws exist, it may not be possible to obtain swift and equitable enforcement thereof. See 'Business -- China.'

     Foreign Trade Corporations. In order to conduct business in China, the Company must make most of its sales through foreign trade corporations ('FTCs'). Although purchasing decisions are made by the end-user, which is obligated to pay the applicable purchase prices, the Company or its supplier enters into a formal purchase contract with only the FTC. The FTCs, which are legally authorized by the Chinese government to conduct import business, make purchases on behalf of the end-users. By virtue of its direct contractual relationship with the FTC, rather than the end-user, the Company is to some extent dependent upon the continuing existence of and contractual compliance by the FTC until the particular transaction has been consummated. The Company's business, however, is not dependent on any single FTC or end-user. Although sales by the Company to certain industries involve repeat transactions with FTCs that operate in those industries, the Company does not believe that it is dependent upon relations with any particular FTC or that the loss of relations with any particular FTC would have a material adverse effect on the Company. Rather, FTCs, which earn commissions in transactions, compete with each other for the right to handle end-users' business. See 'Business -- China.'

     Hong Kong. One of the Company's wholly-owned subsidiaries, Chindex Hong Kong Limited, conducts sales, marketing and other activities in Hong Kong. Accordingly, the Company may be materially adversely affected by factors affecting Hong Kong's political situation and its economy or in its international political and economic relations. Hong Kong currently is a British Crown Colony, but sovereignty over Hong Kong will be transferred to China effective July 1, 1997. As a result, there can be no assurance as to the continued stability of political, economic or commercial conditions in Hong Kong.

TIMING OF REVENUES; FLUCTUATIONS IN FINANCIAL PERFORMANCE AND IMPACT OF SINGLE FINANCING

     The timing of the Company's revenues is affected by several significant factors. Many end-users of the products sold by the Company depend to a certain extent upon the allocation of funds in the budgeting processes of the Chinese government and the availability of credit from the Chinese banking system. These processes and the availability of credit are based on policy determinations by the Chinese government and are not necessarily subject to fixed time schedules. In addition, the sales of certain products, particularly high-priced vehicles sold to the mining and construction industries, often require protracted sales efforts, long delivery schedules and other time-consuming steps. Further, in light of the dependence by purchasers on the availability of credit, the timing of sales may depend upon the timing of the Company's or its purchasers' abilities to arrange for credit sources. A relatively limited number of orders and shipments may constitute a meaningful percentage of the Company's revenues in any one period. Correspondingly, a relatively small reduction in the number of orders can have a material impact on the Company's revenues in any one quarter or year. In addition, because the Company recognizes revenues and expenses relating to certain contracts as products are shipped, the timing of shipments could affect the Company's operating results for a particular period. As a result, the Company's operating results have varied and are expected to continue to vary significantly from quarter to quarter and the results of operations of the Company for any particular quarter are not necessarily indicative of results that may be expected for any subsequent quarter or related fiscal year.


     As an example of the foregoing, during the three months ended June 30, 1996, the Company recognized $7.4 million in sales (as well as an additional $1 million in sales in the prior quarter) as a result of the shipment of goods sold to end-users under a single Export-Import Bank financing arrangement, which sales and financing had been arranged over a significantly longer period of time prior to that period. This financing arrangement was the first of its kind for the Company and, the Company believes, was the first of its kind for purchasers in China. As a result of the financing, the Company recognized relatively substantial sales during such three-month period. Accordingly, the Company's results of operations for the nine months ended September 30, 1996 were significantly and positively impacted by the timing of the payments from the financing and are not expected to be indicative of the Company's results of operations for the fourth quarter or the fiscal year ending December 31, 1996. The Company has not received any further Export-Import Bank financing commitments and there can be no assurance that any such commitments will be obtained in the future by the Company or the end-users of its products. The timing of these sales was subject to circumstances affecting the United States Government, the Export-Import Bank, the Bank of China and other entities not controlled by the Company.

     In addition, in order to meet increased competition and difficult marketing conditions caused by a restriction of credit available to domestic Chinese organizations and to continue to expand its markets, the Company has increased the number of sales in which it has offered certain customers extended payment terms on purchases. The Company believes that its efforts with respect to financing initiatives contributed substantially to the overall increase in sales in 1995 and the nine months ended September 30, 1996, particularly with respect to the Export-Import Bank financed sales, although there can be no assurance that these financial initiatives will continue to be available to offset or reduce the continuing impact of credit restrictions. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business -- Strategy.'


RELATIONS WITH SUPPLIERS; RISK OF TERMINATION OF ARRANGEMENTS

     The Company's relations with its product suppliers are based substantially on mutual satisfaction with the relationship in addition to the terms of the contractual arrangements between them. Although the Company believes that its relations with its suppliers are good, there can be no assurance that some or any of the Company's suppliers will not elect to change their method of distribution into the Chinese marketplace to a form that does not utilize the services of the Company. In addition, certain of the contracts between the Company and its suppliers contain short-term cancellation provisions permitting the contracts to be terminated on 30 days' to six months' notice, minimum sales quantity requirements or targets and provisions triggering termination upon the occurrence of certain events. From time to time, the Company and/or its suppliers terminate or revise their respective distribution arrangements. Although the Company is not aware of any threatened cancellations of its current distribution arrangements, there can be no assurance that cancellations of or other material adverse effects on its contracts will not occur. See 'Business -- Distribution Arrangements.'

DEPENDENCE ON CERTAIN SUPPLIERS


     The Company relies on a limited number of suppliers for products which represent a significant portion of its revenues. During the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996, the Company's largest supplier, Acuson Corporation, provided goods which accounted for approximately 54.6% and 58.2%, respectively, of the Company's revenues, which are comprised of net sales and net commission income. Acuson and one other supplier were the only suppliers that represented at least 10% of revenues during the periods. Although the Company believes that its relations with its suppliers are good, the loss of any significant supplier or the shortage or loss of any significant product line could adversely affect the Company's ability to service customers and, as a result, could have a material adverse effect on the Company's operating results. Since most of the Company's arrangements with its suppliers involve the Company's agreement not to sell directly competitive products of other suppliers, the Company does not pursue alternatives to existing suppliers. There can be no assurance that the Company would be able to fully replace the loss of any significant supplier.


DEPENDENCE ON KEY PERSONNEL; NEED TO RETAIN SALES AND TECHNICAL PERSONNEL

     The Company's success, to a large extent, depends upon the continued services of certain executive officers, particularly Roberta Lipson, Chairperson of the Board of Directors, Chief Executive Officer and President and Elyse Beth Silverberg, Executive Vice President and Secretary. Although the Company has entered into employment agreements with each of Mmes. Lipson and Silverberg, the loss of the services of either such executive officer could materially adversely affect the Company. The Company maintains key-person life insurance coverage in the amount of $2,000,000 on the lives of each of Mmes. Lipson and Silverberg. See 'Management.'

     The Company intends to continue to hire additional personnel as necessary to meet its management, marketing, sales and technical service needs from time to time and expects to use a portion of the proceeds of this Offering allocated to general corporate purposes for such expansion. Although the Company believes that, to date, it has been successful in attracting and retaining highly qualified professionals and other administrative personnel as required by its business, there can be no assurance that the Company will continue to be successful in this regard. The Company believes that the future success and development of its business is dependent to a significant degree on its ability to continue to attract such individuals. See 'Use of Proceeds' and 'Business -- Employees.'

RISKS RELATING TO COMMENCEMENT OF NEW OPERATIONS; POTENTIAL LIABILITY

     Following this Offering, the Company intends to continue to develop its proposed health care services operations. To date, the Company's efforts in this regard have been in the development phase and the proposed initial clinic in Beijing has not yet opened. Although the Company believes that the Beijing United clinic is the first foreign-managed health care facility of its kind to have been granted the necessary authorization to operate in Beijing by China's Ministry of Health, all requisite approvals have not yet been obtained. Following completion of construction of the facility, the Company must obtain an occupancy permit and medical license from the appropriate Beijing municipal authorities. There can be no assurance that all requisite approvals ultimately will be obtained or continued in effect as necessary for clinic operations. Even if the numerous preparatory and commencement requirements, including government approvals, are satisfied, as to which there can be no assurance, the Company's proposed health care services operations will be dependent upon a variety of operating requirements, including the Company's ability to retain qualified physicians and other health care professionals, among other things. See ' -- Dependence on Qualified Health Care Professionals' below. Neither the Company nor any of its senior management has significant experience establishing or operating health care facilities in China or elsewhere. In addition, the Company's health care services operations will be significantly affected by the Company's ability to implement effective marketing programs and to attract a significant number of patients. There can be no assurance that the Company will be able to successfully establish health care services operations or that such operations will result in significant revenues or profitability.

     The provision of health care services entails the risk of potential medical malpractice and similar claims. The Company does not, itself, engage in the practice of medicine or have responsibility for compliance with regulatory requirements directly applicable to physicians and requires physicians performing medical services at its facilities to maintain medical malpractice insurance. Nevertheless, malpractice claims may be asserted against the Company directly in the event that services rendered by the Company or procedures performed at the Company's facilities are alleged to have resulted in injury or other adverse effects. Although the Company intends to obtain and to cause Beijing United to obtain liability insurance that it believes will be adequate as to both risk and amounts, there can be no assurance that any such insurance will be obtained or that successful malpractice claims will not exceed the limits of the Company's insurance and thus have a material adverse effect on the Company's business, financial condition or operating results. In any event, the applicable laws in China relating to liability of this type are not as well settled as in the United States and most other Western countries. Moreover, a malpractice claim asserted against the Company could be costly to defend, could consume management resources and could adversely affect the Company's reputation and business, regardless of the merit or eventual outcome of such claim. In addition, there can be no assurance that the Company will be able to obtain such insurance on commercially reasonable terms in the future or that any such insurance will provide adequate coverage against potential claims.

DEPENDENCE ON QUALIFIED HEALTH CARE PROFESSIONALS

     The success of the Company is dependent upon its continuing ability to recruit, train and retain qualified health care professionals in Beijing or any other markets. The Company faces competition for these personnel from other health care providers, research and academic institutions, government entities and other organizations throughout the world. The availability of such personnel is limited, and the inability to recruit and maintain relationships with these individuals in China could have a material adverse effect on the Company's future growth and operations. This fact is particularly significant for the Company, since qualified Western or similar health care professionals may have to be recruited from outside China and replacing any such professionals may require significant recruiting efforts and lead time. In addition, the costs of housing and otherwise compensating such professionals may be relatively high in light of the housing costs in Beijing and certain other cities in China. There can be no assurance that the Company will be successful in attracting, hiring and retaining these qualified health care professionals. The unavailability of sufficient numbers of qualified personnel could have a material adverse effect on the Company's operations. In addition, a shortage of skilled personnel or the delay resulting from a need to train personnel could have a material adverse effect on the Company's results of operations.

COMPETITION

     The Company competes with other independent distributors in China. Given the rapid pace of technological advancement, particularly in the medical products field, other independent distributors may introduce products into the Company's markets that compete directly with the Company's sales. In addition to other independent distributors, the Company faces significant competition from direct distributors of established manufacturers. In the medical products field, for example, the Company competes with manufacturers such as Hewlett-Packard Co. ('Hewlett-Packard'), which maintains its own direct sales force in China. In addition, to the extent that certain manufacturers, such as Hewlett-Packard, market under one brand name a wide variety of products in China to different market sectors, those manufacturers may be better able than the Company to establish brand name recognition across industry lines. In the machinery field the Company also faces significant competition from the direct sales operations of Caterpillar Inc. and other large, international companies active in the same equipment sectors as the Company. The Company also experiences competition from domestic Chinese entities in various product areas. Such entities, whether joint venture projects with foreign manufacturers or all-Chinese groups, often receive preferential treatment by the governmental regulatory authorities, who seek to curtail spending on imported equipment in favor of domestic Chinese industrial development. Although the Company competes directly with products of certain such joint ventures and all-Chinese groups, the Company does not believe that this preference has had a material effect on the Company's operations. The Company's competitive position further depends in part upon its ability to attract and retain qualified personnel in sales, technical and administrative capacities. See 'Business -- Competition.'

     Elements   of  competition  in  the  Company's  industry  include  quality, technology, product price and after-sale service and support. The Company believes that the products it markets and distributes are competitive in these regards and that the quality of the Company's technical service and support of those products in particular enhances the Company's competitiveness in its markets. The Company does not believe that there are significant barriers to the entry of additional competition in its markets either by distributors such as the Company or by manufacturers seeking to sell on a direct sale basis.

     In response to increased competition, and, in an effort to expand its business, the Company has entered into agreements with certain customers to provide extended payment terms for purchase of goods. These arrangements, limited to selected purchasers qualified by the Company, have assisted the Company in competing with financing offered by competing manufacturers and governments. See 'Risk Factors-Timing of Revenues; Fluctuations in Financial Performance and Impact of Single Financing' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources.'

     To date, except for sales made by Chindex Tianjin, all of the Company's sales have been made in United States Dollars. The competitiveness of the Company's products, however, is dependent in part on the currency, such as United States Dollars or Swedish Kronas, of the country of the selling manufacturer. To the extent that any such currencies are devalued in comparison with the currencies in which competitive products are sold, the Company would experience a competitive disadvantage. Chindex Tianjin sells goods directly to end-users without the required involvement or cost of an FTC and receives payment in local Chinese currency and uses the currency to pay for local expenses. Any devaluation in the local Chinese currency may have a negative impact on the Company's results of operations.

     Upon commencement of its operations, Beijing United will compete with a large number and variety of health care facilities in Beijing. There are numerous Chinese hospitals available to the general populace in Beijing, as well as two international clinics serving the expatriate business and diplomatic community. The Company believes that the existing two international clinics do not currently provide specialized Western-standard maternity and birthing services and neonatal care. There can be no assurance that these or other clinics or facilities will not commence such operations and compete with Beijing United. Further, there can be no assurance that a qualified Western or other health care organization, with greater resources or more experience than the Company in the provision or management of health care services, will not decide to engage in operations similar to those to be conducted by Beijing United. See 'Business -- Proposed Beijing Clinic' and ' -- Competition.'

USE OF LETTERS OF CREDIT

     To date, most of the Company's sales have been backed by letters of credit. The Company currently intends to continue to use letters of credit in the conduct of its business, although the percentage of sales backed by letters of credit has declined over the last several years and is expected to decline in the future. Further, as competition increases and the Company seeks to expand its business, particularly in light of restrictions on the availability of credit from the Chinese banking system, the Company may no longer continue to obtain letters of credit on the same basis or as often, if at all. To the extent that the Company continues to extend credit or otherwise makes sales to end-users not supported by letters of credit, the Company will experience greater risk of nonpayment. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

CHARGE TO INCOME IN THE EVENT OF RELEASE OF ESCROW SHARES

     In the event that any Escrow Shares are released to the shareholders of the Company who are officers, directors, employees or consultants of the Company, compensation expense will be recorded for financial reporting purposes as required by generally accepted accounting principles ('GAAP'). Therefore, in the event the Company attains any of the earnings thresholds or the Company's Common Stock meets certain minimum bid prices required for the release of the Escrow
Shares, such release will be deemed additional compensation expense of the Company. Accordingly, the Company will, in the event of the release of the Escrow Shares, recognize during the period in which the earnings thresholds are met or such minimum bid prices obtained what could be a substantial charge, which would have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity, it may have a depressive effect on the market price of the Company's securities. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Principal Shareholders -- Escrow Shares.'

CONTROL BY INSIDERS; OWNERSHIP OF SHARES HAVING DISPROPORTIONATE VOTING RIGHTS; POSSIBLE DEPRESSIVE EFFECT ON THE PRICE OF THE COMPANY'S SECURITIES

     The Company's present insider shareholders own 2,000,000 shares of Class B Common Stock (excluding warrants but including the Escrow Shares), representing 52.1% of the Company's outstanding capital stock and approximately 86.7% of the total voting power and will be able to elect all of the Company's directors and otherwise control the Company's operations. Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirors will be discouraged from seeking to acquire control of the Company through the purchase of Common Stock, which could have a depressive effect on the price of the Company's securities. In addition, the Company's present insider shareholders own an aggregate of 300,000 Outstanding Class A Warrants and 300,000 Outstanding Class B Warrants. See 'Principal Shareholders' and 'Description of Securities.'

DIVIDENDS UNLIKELY

     The Company has not paid any cash dividends and does not presently intend to pay cash dividends. It is not likely that any cash dividends will be paid in the foreseeable future. See 'Price Range of Securities and Dividend Policy.'

POSSIBLE ADVERSE EFFECT ON LIQUIDITY OF THE COMPANY'S SECURITIES
DUE TO THE INVESTIGATION OF D.H. BLAIR INVESTMENT BANKING CORP. AND D.H. BLAIR & CO., INC. BY THE SECURITIES AND EXCHANGE COMMISSION

     The Securities and Exchange Commission (the 'Commission') is conducting an investigation concerning various business activities of the Underwriter and D.H. Blair & Co., Inc. ('Blair & Co.'), a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the

Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that the Underwriter is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co. or, if so, whether any such action might have an adverse effect on the Underwriter, Blair & Co. or the securities offered hereby. The Company has been advised that the Underwriter or Blair & Co. intends to make a market in the securities following this Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities. See 'Risk Factors -- Adverse Effect on Liquidity Associated with Possible Restrictions on Market Making Activities in the Company's Securities' and 'Underwriting.'

ADVERSE EFFECT ON LIQUIDITY ASSOCIATED WITH POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE COMPANY'S SECURITIES

     The Underwriter has advised the Company that Blair & Co., among others, intends to continue to make a market in the Company's securities. Rule 10b-6 of the Commission under the Securities Exchange Act of 1934, as amended (the '1934 Act') may prohibit Blair & Co. from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during the period while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See 'Underwriting.'

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

     The Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days' prior written notice if the average bid price per share of the Common Stock exceeds $9.10 (subject to adjustment) with respect to the Class A Warrants and $12.25 (subject to adjustment) with respect to the Class B Warrants, for 20 consecutive trading days ending within 15 days of the notice of redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See 'Description of Securities -- Warrants.'

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

     Purchasers of Units and holders of Warrants will only be able to exercise the Warrants if (i) a current prospectus under the Securities Act of 1933, as amended (the 'Securities Act') relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus, covering the securities issuable upon the exercise of the Warrants, is not kept effective or if such securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. See 'Description of Securities -- Warrants.'

POSSIBLE DEPRESSIVE EFFECT ON FUTURE SALES OF COMMON STOCK; REGISTRATION RIGHTS


     Immediately following this Offering, there will be an aggregate of 6,440,000 shares of Common Stock and Class B Common Stock outstanding (assuming that each Unit consists of the maximum 260 IPO Units and that the Over-Allotment Option is not exercised). In addition, an aggregate of 4,280,000 shares of Common Stock are issuable pursuant to the Outstanding Class A Warrants and Outstanding Class B Warrants. Of all such shares, the shares of Common Stock included as part of the Units offered hereby and the outstanding IPO Units will be freely tradeable without restriction under the Securities Act. All other shares of Common Stock and the shares of Class B Common Stock will be 'restricted securities' as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a Registration Statement filed under the Securities Act. Commencing immediately after the date of this Prospectus, 2,000,000 shares of Common Stock issuable upon conversion of the Outstanding Class B Common Stock will be eligible for sale under Rule 144 (subject to the restrictions on transfer agreed to between the current shareholders and the Underwriter, as set forth below, and the restrictions on transfer with respect to the Escrow Shares). Rule 144 generally provides that a person holding restricted securities for a period of two years may sell every three months in brokerage transactions and/or market-maker transactions an amount equal to the greater of one percent (1%) of
(a) the Company's issued and outstanding Common Stock or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. However, all of the current shareholders of the Company owning 1% or more of the issued and outstanding Common Stock have agreed not to sell, assign or transfer any of their shares of the Company's securities for a period of 13 months from the closing of this Offering without the Underwriter's prior written consent. See 'Underwriting.'


     Commencing one year from the date of this Prospectus, the Underwriter has the right to two demand registrations of the IPO Units underlying its Unit Purchase Option. The holder(s) of the Unit Purchase Option also will have piggyback registration rights. These registration rights are in addition to the registration rights granted to the holders of the outstanding unit purchase options issued to the underwriter and a finder in connection with the initial public offering of the Company in August 1994. These outstanding unit purchase options represent the right to purchase in the aggregate up to 160,000 IPO Units exercisable at $6.75 per IPO Unit until August 18, 1999. The registration rights relating to these outstanding unit purchase options consist of the right to two demand registrations of the IPO Units thereunder and piggyback registration rights. The exercise of the registration rights relating to the Unit Purchase Option or the outstanding unit purchase options may involve substantial expense to the Company and have a depressive effect on the market price of the Company's securities. See 'Description of Securities' and 'Shares Eligible for Future Sale.'


POTENTIAL ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of 'blank check' preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See 'Description of Securities.'

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the Units offered hereby, at an assumed offering price of $1,000 per Unit, are estimated to be approximately $8,555,000 ($9,886,250) if the Underwriter's Over-Allotment Option is exercised in full), after deducting underwriting discounts and estimated offering expenses.


     The net proceeds of this Offering will be used for working capital purposes, including the funding of the future expansion of the Company's marketing and sales operations in China, Hong Kong and elsewhere in Asia and the development, commencement and possible expansion of the Company's proposed health care services operations. In connection with its proposed expansion of marketing and sales activities, the Company contemplates recruiting and employing various additional personnel in China and the United States. These personnel may include expatriates and Chinese nationals for various regional sales and technical service positions in China. The additional regional sales personnel would be hired in connection with the Company's proposed territorial expansion of the Company's facilities in China, which expansion may include the opening of new regional offices. The Company may use a portion of the net proceeds of this Offering to fund a portion of the start-up expenses of the Beijing clinic and intends to use a portion of the net proceeds to finance the clinic during the initial period of operations following its opening. In the event that the clinic is successful and management deems it appropriate, the Company may use additional amounts of the net proceeds of this Offering to finance the consideration, development and commencement of similar clinics in other metropolitan areas in China. The Company's proposed expansion also may include the possible introduction of new product lines into the Company's established markets, such as the marketing and sale of pharmaceuticals and other medical consumables, as well as other products, to the health care system in China.

     Also in connection with its expansion activities, the Company has been offering and intends to continue to offer alternative financing arrangements to selected customers. In light of the uncertainty of the availability of financing to the Company's markets, one such possible financing arrangement may involve offering customers capital equipment on a lease, rather than sale, basis. Other possible financing arrangement may include joint venture and/or cost and revenue sharing projects. In the event that the Company determines to offer any of these or other financing arrangements to its customers, significant capital expenditures may be required by the Company, which expenditures may constitute a significant portion of the net proceeds allocated to working capital purposes. The feasibility of offering alternative financing arrangements currently is being reviewed by the Company and no specific plans have been formulated to date in this regard. In general, however, to the extent that the Company would be providing any such financing, the Company believes that it may experience increased risk of collection. For example, the Company recently has provided extended payment terms to customers in its more familiar markets and under controlled risk circumstances. The Company bears risks in connection with the collection of those payments, which risks may be even greater in connection with alternative financing arrangements. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'

     In order to complement its proposed expansion, the Company also may use a portion of the net proceeds of this Offering for the acquisition of businesses or assets that are consistent with the Company's current or proposed operations or experience in China. The Company currently does not have any agreements, commitments, arrangements or understandings with respect to any proposed acquisition and there can be no assurance that any suitable acquisition will be discovered or consummated.

     The Company believes that the net proceeds of this Offering, available sources and cash flow from operations will satisfy its cash needs for at least 24 months from the date of this Prospectus. The amounts actually expended for the proposed purposes described above could vary significantly depending on the Company's assessment of the various proposed financing initiatives, the hiring of additional personnel and expansion of facilities, the addition of new product lines and the prospect of any acquisitions, all of which are subject to the ongoing evaluation by the Company as to suitability. Pending such uses, the Company intends to invest the net proceeds from this Offering in short-term, interest-bearing securities.

                                    DILUTION

     The following discussion and tables treat the Common Stock and the Class B Common Stock as a single class, allocate no value to the Class A Warrants and Class B Warrants contained in the IPO Units and assume no exercise of the Underwriter's Over-Allotment Option.


     As of September 30, 1996, the Company had a net tangible book value of $9,246,000 or approximately $2.41 per share of Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets, less liabilities, divided by the number of shares of Common Stock outstanding. Giving retroactive effect to the sale of the 10,000 Units offered hereby, at an assumed price of $1,000 per Unit, the pro forma net tangible book value at September 30, 1996 would have been $3.27 per share if each Unit contains the minimum 160 IPO Units, representing an immediate increase in net tangible book value of $.86 per share to the present shareholders and an immediate dilution of $2.98 per share to public investors from the public offering price, and $2.76 per share if each Unit contains the maximum 260 IPO Units, representing an immediate increase in net tangible book value of $.35 per share to the present shareholders and an immediate dilution of $1.09 per share to public investors from the public offering price. Dilution per share represents the difference between the public offering price and the pro forma net tangible book per share value after the Offering.


     The following table illustrates the per share dilution to be incurred by public investors from the public offering price:


                                                                                IF EACH UNIT         IF EACH UNIT
                                                                                CONTAINS THE         CONTAINS THE
                                                                                   MINIMUM              MAXIMUM
                                                                                160 IPO UNITS        260 IPO UNITS
                                                                              -----------------    -----------------
Assumed public offering price per share of Common Stock....................              $6.25                $3.85
     Net tangible book value before Offering...............................    2.41                  2.41
     Increase attributable to public investors.............................     .86                   .35
                                                                              ------               ------
Pro forma net tangible book value after Offering...........................               3.27                 2.76
                                                                                        -------              -------
Dilution of net tangible book value to public investors....................              $2.98                $1.09
                                                                                        -------              -------
                                                                                        -------              -------


     The following table sets forth the difference between the present shareholders and the public investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share:


                                                                         IF EACH UNIT CONTAINS THE
                                                                           MINIMUM 160 IPO UNITS
                                                     -----------------------------------------------------------------
                                                                  PERCENT                    PERCENT     AVERAGE PRICE
                                                      NUMBER      OF TOTAL      AMOUNT       OF TOTAL      PER SHARE
                                                     ---------    --------    -----------    --------    -------------
Current Shareholders..............................   3,840,000(1)   70.59%    $ 9,464,577      48.62%        $2.46
Investors in the Offering.........................   1,600,000      29.41%     10,000,000      51.38%        $6.25
                                                     ---------    --------    -----------    --------
                                                     5,440,000      100.0%    $19,464,577      100.0%
                                                     ---------    --------    -----------    --------
                                                     ---------    --------    -----------    --------



                                                                         IF EACH UNIT CONTAINS THE
                                                                           MAXIMUM 260 IPO UNITS
                                                     -----------------------------------------------------------------
                                                                  PERCENT                    PERCENT     AVERAGE PRICE
                                                      NUMBER      OF TOTAL      AMOUNT       OF TOTAL      PER SHARE
                                                     ---------    --------    -----------    --------    -------------
Current Shareholders..............................   3,840,000(1)   59.63%    $ 9,464,577      48.62%        $2.46
Investors in the Offering.........................   2,600,000      40.37%     10,000,000      51.38%        $3.85
                                                     ---------    --------    -----------    --------
                                                     6,440,000      100.0%    $19,464,577      100.0%
                                                     ---------    --------    -----------    --------
                                                     ---------    --------    -----------    --------


------------

(1) Includes  the  Escrow   Shares.  See  'Principal   Shareholders  --   Escrow
    Arrangements.'

                 PRICE RANGE OF SECURITIES AND DIVIDEND POLICY

     The Company's IPO Units, Common Stock, Class A Warrants and Class B Warrants have traded separately on Nasdaq under the symbols CHDXU, CHDX, CHDXW and CHDXZ, respectively, since August 18, 1994. The Units offered hereby will not be listed or traded separately on Nasdaq. The following table sets forth the high and low last sale prices for the Company's securities for the periods indicated as reported by Nasdaq. These prices do not reflect retail mark-ups, markdowns or commissions.

                                                 IPO UNITS                    COMMON STOCK               CLASS A WARRANTS
                                              ---------------          --------------------------    ------------------------
                                             HIGH           LOW            HIGH           LOW           HIGH          LOW
                                         ------------    ----------    ------------    ----------    ----------    ----------
Fiscal 1994
     Third Quarter(1).................         8 3/4         6               5 3/4         5             2            1
     Fourth Quarter...................         9             7               6             3 3/4         2 1/4        1 3/4
Fiscal 1995
     First Quarter....................         8 1/4         6 1/2           4 3/4         3 1/2         2 1/2        1 5/8
     Second Quarter...................         9 1/4         6 1/2           5 1/2         3 3/8         2 1/4        1 1/2
     Third Quarter....................         9 1/2         7 1/4           5 3/4         4 1/2         2 1/2        1 3/4
     Fourth Quarter...................         9 1/4         8               5 3/4         4 7/8         2 3/4        2 1/8
Fiscal 1996
     First Quarter....................         9             6 5/8           5 1/2         4             2 3/4        1 3/8
     Second Quarter...................         8 5/8         6 1/8           4 15/16       3 1/4         2 5/8        1 1/2
     Third Quarter....................         8 21/32       6 1/2           5 1/8         3 7/8         2 7/32       1 3/4
     Fourth Quarter(2)................         7 11/32       5 1/4           4 5/8         3 1/8         1 13/16      1

                                            CLASS B WARRANTS
                                        ------------------------
                                           HIGH          LOW
                                        ----------    ----------
Fiscal 1994
     Third Quarter(1).................     1 1/2           1/2
     Fourth Quarter...................     1 1/8           1/2
Fiscal 1995
     First Quarter....................     1               1/2
     Second Quarter...................     1 1/4           1/2
     Third Quarter....................     1 3/8           7/8
     Fourth Quarter...................     1 1/2         1
Fiscal 1996
     First Quarter....................     1 1/2           7/8
     Second Quarter...................     1 3/8           3/4
     Third Quarter....................     1 3/16          3/4
     Fourth Quarter(2)................       29/32         1/2


------------

(1) Includes the period from August 18, 1994 through September 30, 1994.


(2) Includes the period from October 1, 1996 through October 30, 1996.



                            ------------------------
     The last sale prices of these securities on October 30, 1996 as reported by Nasdaq were $6 1/4 per IPO Unit, $3 1/8 per share of Common Stock, $1 per Class A Warrant, and $ 1/2 per Class B Warrant, respectively.


     As of October 9, 1996, there were nine record holders of the Company's Common Stock and five record holders of the Company's Class B Common Stock.

     The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company intends to retain any earnings to finance the growth of the Company. The Board of Directors of the Company will review its dividend policy from time to time to determine the feasibility and desirability of paying dividends, after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors deems relevant.

                                 CAPITALIZATION


     The following table sets forth at September 30, 1996 the actual Capitalization of the Company, and as adjusted to give effect to the sale of the 10,000 Units at an assumed offering price of $1,000 per Unit and assuming the minimum 160 and the maximum 260 IPO Units per Unit. See 'Use of Proceeds.'



                                                                            SEPTEMBER 30, 1996 (UNAUDITED)
                                                                       -----------------------------------------
                                                                         ACTUAL              AS ADJUSTED
                                                                       ----------     --------------------------
                                                                                        MINIMUM        MAXIMUM
                                                                                      -----------    -----------
Long-term liabilities...............................................   $ 1,893,000    $ 1,893,000    $ 1,893,000
Shareholders' equity
     Preferred stock, $.01 par value: Authorized -- 5,000,000
       shares; none issued..........................................       --             --             --
     Common stock, $.01 par value:
          Authorized -- 30,000,000 shares; issued and
            outstanding -- 2,000,000 shares designated as Class B,
            actual(1)...............................................        20,000         20,000         20,000
          1,840,000 shares designated Common Stock, actual;
            3,440,000 minimum and 4,440,000 maximum, as
            adjusted(2).............................................        18,000         34,000         44,000
     Additional paid-in capital.....................................     7,477,000     16,016,000     16,006,000
     Foreign currency translation adjustment........................        (8,000)        (8,000)        (8,000)
     Retained earnings..............................................     1,739,000      1,739,000      1,739,000
                                                                       -----------    -----------    -----------
     Total shareholders' equity.....................................     9,246,000     17,801,000     17,801,000
                                                                       -----------    -----------    -----------
     Total capitalization...........................................   $11,139,000    $19,694,000    $19,694,000
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------


------------

(1) Includes the 450,000 Escrow Shares, all of which are shares of Class B Common Stock. See 'Principal Shareholders -- Escrow Shares.'


(2) Does not include (i) a minimum of 480,000 and a maximum of 780,000 shares issuable upon exercise of the Over-Allotment Option and the Class A Warrants included in the Units issuable upon exercise of the Over-Allotment Option;
    (ii) a minimum of 1,600,000 and a maximum of 2,600,000 shares issuable upon exercise of the Class A Warrants included in the Units offered hereby; (iii) a minimum of 320,000 and a maximum of 520,000 shares issuable upon exercise of the Unit Purchase Option and the Class A Warrants included in the Units underlying the Unit Purchase Option; (iv) a minimum of 4,000,000 and a maximum of 6,500,000 shares issuable upon exercise of the Class B Warrants included in, and issuable upon exercise of the Class A Warrants included in, the Units offered hereby, the Units issuable upon exercise of the Over-Allotment Option and the Units underlying the Unit Purchase Option; (v) 6,420,000 shares of Common Stock reserved for issuance upon exercise of the Outstanding Class A Warrants and Outstanding Class B Warrants; and (vi) 228,000 shares reserved for issuance under the Company's 1994 Stock Option Plan. See 'Management -- Stock Option Plan,' 'Description of Securities' and 'Underwriting.'

                            SELECTED FINANCIAL DATA


     The following selected financial data as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, have been derived from the Company's consolidated financial statements, which statements have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included elsewhere herein. The selected financial data for the nine months ended September 30, 1995 and 1996, have been derived from the unaudited consolidated financial statements of the Company and, in the opinion of management, contain all adjustments (consisting only of normal and recurring adjustments) that the Company considers necessary for a fair presentation of such data. The results of the interim periods are not necessarily indicative of the results of a full year. All of the financial data set forth below should be read in conjunction with the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus and also with the information appearing under the caption 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'



                                                        YEAR ENDED                     NINE MONTHS ENDED
                                                       DECEMBER 31,                      SEPTEMBER 30,
                                                ---------------------------    ----------------------------------
                                                   1994            1995              1995               1996
                                                -----------    ------------    -----------------    -------------
                                                                                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
     Net sales...............................   $10,613,000    $ 13,002,000       $ 7,697,000        $16,832,000
     Costs of sales..........................     7,658,000       9,667,000         6,020,000         11,821,000
                                                -----------    ------------    -----------------    -------------
     Gross profit on sales...................     2,955,000       3,335,000         1,677,000          5,011,000
     Net commission income...................     2,625,000       2,115,000         1,368,000            712,000
                                                -----------    ------------    -----------------    -------------
     TOTAL GROSS PROFIT ON SALES AND NET
       COMMISSION INCOME.....................     5,580,000       5,450,000         3,045,000          5,723,000
     Selling, general and administrative
       expenses..............................     4,862,000       6,239,000         4,453,000          5,347,000
                                                -----------    ------------    -----------------    -------------
                                                    718,000        (789,000)       (1,408,000)           376,000
     Other income (expense), net.............       108,000         340,000           272,000            804,000
                                                -----------    ------------    -----------------    -------------
     Income (loss) before provision for
       income taxes..........................       826,000        (449,000)       (1,136,000)         1,180,000
     Income tax benefit (provision)..........      (319,000)        132,000           399,000           (443,000)
                                                -----------    ------------    -----------------    -------------
     NET INCOME (LOSS).......................   $   507,000    $   (317,000)      $  (737,000)       $   737,000
                                                -----------    ------------    -----------------    -------------
                                                -----------    ------------    -----------------    -------------
     NET INCOME (LOSS) PER SHARE(1)..........      $0.23         $(0.09)            $(0.22)             $0.22
                                                -----------    ------------    -----------------    -------------
                                                -----------    ------------    -----------------    -------------
     Weighted average number of shares of
       common stock outstanding(1)...........     2,218,000       3,390,000         3,390,000          3,390,000
                                                -----------    ------------    -----------------    -------------
                                                -----------    ------------    -----------------    -------------

                                                                                 DECEMBER 31,       SEPTEMBER 30,
                                                                                     1995               1996
                                                                                 -----------        ------------
                                                                                                     (UNAUDITED)
BALANCE SHEET DATA:
     Working capital.......................................................       $ 6,595,000        $ 6,035,000
     Total assets..........................................................        15,434,000         18,026,000
     Total liabilities.....................................................         6,925,000          8,780,000
     Shareholders' equity..................................................         8,509,000          9,246,000


------------

(1) Share information is based upon the number of shares of Common Stock and Class B Common Stock treated as a single class, and excludes the Escrow Shares.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains certain forward-looking statements that involve various risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in 'Business' and 'Risk Factors.' The following discussion should be read in conjunction with the consolidated financial statements of the Company and notes thereto, and is qualified in its entirety by the foregoing and by other more detailed financial information appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS

     The Company's revenues are derived in two principal ways: net sales by the Company for its own account and net commission income consisting of commissions on sales made by manufacturers that are represented by the Company. The Company often elects the form of each transaction based on the circumstances of the transaction, including the nature of the products and parties involved. Consequently, the Company does not believe that the changes over periods in the mix comprising total gross profit on sales and net commission income necessarily reflect any trends.


     The Company reported net sales of $4,254,000, net commission income of $408,000 and a net loss of ($136,000), or ($0.04) per share, for the three months ended September 30, 1996 as compared to net sales of $3,272,000, net commission income of $807,000 and net income of $54,000, or $0.02 per share, for the three months ended September 30, 1995. The results of operations during the most recent period were adversely affected by (i) an increase of approximately 21.0% in selling, general and administrative expenses related to an increase in the number of Company employees, increased staff bonuses in accordance with improved past performance, increased travel and entertainment expenses related to increased marketing efforts, and additional rental expenses related to the building housing the Beijing United facility; (ii) an inventory write-down of $84,000; (iii) the continued impact of restrictions imposed by the Chinese Government on the availability of credit; and (iv) a concentration of sales activity in the immediately preceding three months in connection with the Export-Import Bank financing. See 'Timing of Revenues' below.



NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995



     The Company's net sales for the nine months ended September 30, 1996 increased $9,135,000 or 118.7% and net commission income decreased $656,000 or 48.0% over the nine months ended September 30, 1995. The total gross profit on sales and net commission income increased $2,678,000 or 87.9%.


     During 1996, the Company shipped $8.4 million of goods financed by the Export-Import Bank tied aid credits to certain identified Chinese organizations for the purchase of equipment sold by the Company. Tied aid credits were made available to development projects in specific geographic areas of China to match offers being made by European suppliers for the sale of similar equipment on below market loan terms. While the Company continues to explore additional financing opportunities, including with the Export-Import Bank, there can be no assurances that any such financing will be available in the future.

     The Company believes that the total gross profit on sales and net commission income has been negatively impacted during the periods by restrictions imposed by the Chinese government on the availability of credit from the Chinese banking system to the Company's customers. The Company believes the restrictions on the availability of credit will continue to impact operations for the immediate future.


     The Company anticipates making a bulk sale of certain inventory that had been purchased from a manufacturer no longer represented by the Company. It is anticipated that the sale would occur at a discount of no more than 20% off the Company's cost and, accordingly, the Company recorded a one-time inventory write-down in the amount of $84,000 in the nine-month period ended September 30, 1996.

     The Company's gross profit on sales as a percentage of net sales for the nine months ended September 30, 1996 was 29.8% as compared to 21.8% for the nine months ended September 30, 1995. The improved gross profit margin is attributable primarily to improved pricing achieved on the Export-Import Bank financed sales as well as decreased freight and training costs for the nine months ended September 30, 1996.



     Selling, general and administrative expenses for the nine months ended September 30, 1996 and 1995 were $5,347,000 and $4,453,000, respectively, representing an increase of 20.1%. These expenses represent costs associated with an increase in the number of Company employees, increased staff bonuses as a result of higher sales, and increased rent expense related to the new building leased to house the proposed Beijing United facility. As a percentage of net sales and net commission income, the selling, general and administrative expenses decreased from 49.1% in the nine months ended September 30, 1995 to 30.5% in the nine months ended September 30, 1996. The reduction in percentage was due principally to shipment of the Export-Import Bank financed $8.4 million sales and to the fact that substantially all of the related selling and administrative expenses were incurred in prior periods.



     As set forth above, the Company's net sales, total gross profit on net sales and net commission income, and gross profit were in each case significantly and positively impacted during the nine months ended September 30, 1996 as a result of the shipment of goods financed by the Export-Import Bank. The Company does not expect such positive results to continue in the fourth quarter or to be indicative of the results of operations for the fiscal year ending December 31, 1996. This financing arrangement from the Export-Import Bank was the first of its kind for the Company and, the Company believes, was the first of its kind for purchasers in China. The Company has not received any further Export-Import Bank financing commitments and there can be no assurance that any such commitments will be obtained in the future.



     Interest income for the nine months ended September 30, 1996 and 1995 were $269,000 and $340,000 respectively. The decrease principally was due to a reduction over the periods in the amount of proceeds remaining from the Company's initial public offering. Most interest income was earned on these proceeds. Miscellaneous income of $547,000 during the nine months ended September 30, 1996 principally was due to the Company's three year sub-lease of a portion of the building leased to house the proposed Beijing United facility.


FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1994

     The Company's net sales for the year ended December 31, 1995 increased $2,389,000 or 23%, and net commission income for 1995 decreased $510,000 or 19% over the year ended December 31, 1994. The increase in net sales over the periods was substantially due to the Company's offering of extended payment terms with premium prices to selected customers, the hiring of additional sales staff, and a broadening of its regional sales. The Company expects to continue to offer such extended payment terms in the future. See 'Liquidity and Capital Resources' below.


     The Company believes that, notwithstanding the increase in net sales over the periods, revenues in general were negatively impacted over the periods by restrictions imposed by the Chinese government in the availability of credit from the Chinese banking system to the Company's customers. There can be no assurance as to whether the restrictions on the availability of credit will ease and, if so, the nature and timing of such changes.


     The Company believes that the changes over the years in the components of revenues, including the decrease in net commission income from fiscal year 1994 to fiscal year 1995, were due in part to the timing of the occurrence of sales, both direct and on an agency basis. Another difficulty is the prediction of when sales will occur. One example is the delay in the Export-Import Bank's final commitment which resulted in recognition of $8.4 million in sales and related profits being shifted to early 1996 rather than occurring during fiscal year 1995 when originally anticipated. See 'Timing of Revenues' below.

     The Company's gross profit on sales as a percentage of net sales for 1995 was 26% compared to 28% for 1994. The decrease is largely attributable to increased competition in certain markets resulting in some price pressures.

     The Company's total gross profit on sale and net commission income was $5,450,000 for 1995. Of that amount $3,335,000 or 61% consisted of gross profit on sales and $2,115,000 or 39% consisted of net commission income. The Company's total gross profit and net commission income was $5,580,000 for 1994. Of that amount $2,955,000 or 53% consisted of gross profit on sales and $2,625,000 or 47% consisted of net commission income. The Company does not believe that the changes over the periods in the mix comprising total gross profit on sales and net commission income reflects any trends.

     Selling, general and administrative expenses for 1995 and 1994 were $6,239,000 and $4,862,000, respectively, representing an increase of $1,377,000 or 28%. The significant increase in selling, general and administrative expenses in the 1995 year was the result of increased employees and their related salaries, travel, and entertainment. These components represent 87% of the total increase over the year is attributable to expanded marketing efforts.

     Interest income increased substantially in 1995 over 1994, rising by $275,000. This is related to the combination of two elements: income from the investment of proceeds from the Company's initial public offering, and amortization of the imputed interest from extended term accounts receivable.

LIQUIDITY AND CAPITAL RESOURCES


     During 1996, the Company expects to enter into commitments for capital expenditures in the approximate aggregate amount of $2,500,000 for equipment and renovations in connection with the Beijing United facility. The Company believes that the Beijing United facility, which currently is expected to open in early 1997, will provide much-needed Western standard health care services, including maternity and birthing services as well as neonatal and pediatric care, to specified target markets in China, including the expatriate business and diplomatic community in Beijing. The Company intends to finance these capital expenditures principally from its cash and cash equivalents available prior to this Offering. As of September 30, 1996 the Company had spent less than $600,000 in connection with developing the Beijing United facility. The Company may use a portion of the net proceeds of this Offering to fund a portion of the start-up expenses of the Beijing United facility and intends to use a portion of the net proceeds to finance the clinic during the initial period of operations following its opening. In the event that the clinic is successful and management deems it appropriate, the Company may use a portion of the net proceeds of this Offering to finance the consideration, development and commencement of similar clinics in other metropolitan areas in China. The Company believes that the net proceeds of this Offering, available sources and cash flow from operations will satisfy the Company's cash requirements for at least 24 months from the date of this Prospectus, including those in connection with such proposed health care services operations and expansion. The Company, however, may be required to obtain additional funds thereafter. There can be no assurance that such funds will be available to the Company on favorable terms, if at all.



     By the end of July 1996, the Company received all of the cash receipts from sales financed by the $8.4 million Export-Import Bank financing arrangement and used such cash receipts to reduce related accounts payable. As of September 30, 1996 the Company had cash and cash equivalents of $4.1 million.


     In light of the uncertainty of available financing to the Company's markets, the Company continues to search for alternate financing programs. The recent tied aid credits from the Export-Import Bank for the purchasers of the Company's products provided such an attractive financing alternative. The Company has not received any further Export-Import Bank financing commitments and there can be no assurance that any commitments will be obtained in the future. Other efforts include the provision of extended payment terms to certain customers, applications for additional loan or loan guarantees from the Export-Import Bank and the consideration of other alternative financing arrangements.


     Recent increases in sales, which were substantially due to the Company's offering of extended payment terms, resulted in a $693,000 increase in accounts receivable from December 31, 1995 to September 30, 1996, offset somewhat by a $1,495,000 increase in accounts payable and a decrease of $494,000 due to collections of commission receivable over the period.


     On August 19, 1996, the Company increased its existing credit facility with First National Bank of Maryland from $900,000 to $1,300,000 for short-term working capital needs, standby letters of credit, and spot and forward foreign exchange transactions. In addition, First National Bank of Maryland has provided a $420,000 standby letter of credit as a separate credit facility apart from the increased line of credit. The $1,300,000 credit facility and the $420,000 standby letter of credit are payable on demand, fully secured and collateralized by government securities acceptable to the Bank having an aggregate fair market value of not less than $1,911,112. As of September 30, 1996, the Company had available approximately $900,000 under the credit facility. Generally, since the Company's assets principally are located in China, the Company has experienced difficulties in obtaining asset-based financing.



     Inventory increased to $1,830,000 at September 30, 1996 from $1,215,000 at December 31, 1995 as the Company built up inventories in anticipation of sales by its newly formed subsidiary, Chindex Tianjin. Although the Company formerly sold products almost exclusively on a 'to-order' basis, Chindex Tianjin now sells products on a cash basis, thus requiring maintenance of higher levels of inventory. In addition, inventory growth resulted from internal delays in Chindex Tianjin's marketing efforts and sales, which did not commence until late in 1995 and which, as a result of various other factors typical for a new business, have been relatively slow to develop. The delays related to start-up issues, principally the time involved in organizing and developing a sales force for the subsidiary's goods as well as establishing relationships with local Chinese distribution companies. Although management is addressing these difficulties, there can be no assurance that they will be favorably resolved or not recur.



     The Company anticipates making a bulk sale of certain inventory that had been purchased from a manufacturer no longer represented by the Company. It is anticipated that the sale would occur at a discount of no more than 20% off the Company's cost and, accordingly, the Company recorded a one-time inventory write-down in the amount of $84,000 in the nine-month period ended September 30, 1996.



     In order to meet increased competition and difficult marketing conditions caused by a restriction of credit available to domestic Chinese organizations and to continue to expand its markets, the Company has increased the number of sales in which it has offered certain customers extended payment terms. In addition, although the Company currently intends to continue to use letters of credit in the conduct of its business, the percentage of sales backed by letters of credit has declined over the past several years and is expected to decline in the future. To the extent that the Company continues to extend credit or otherwise make sales not supported by letters of credit, the Company will experience greater risk of non-payment and consequential impact on liquidity. In many cases the Company has the choice to arrange to have a letter of credit opened by the Chinese customer directly to the manufacturer or to the Company. In the former case, the manufacturer processes the letter of credit, retains the agreed amount for the cost of goods and provides the remainder to the Company, which classifies it as a commission payment. If the Company arranges to have the letter of credit opened to the Company, it is classified as a sale by the Company. In either case, the Company receives the same net economic benefits from the sale.


     In August 1994, the Company completed its initial public offering. The Company received net proceeds of approximately $7.25 million from the offering and subsequent sale of additional securities pursuant to an over-allotment option held by the underwriter. Portions of the net proceeds already have been applied to the Company's planned expansion of personnel and to the provision of financing terms to increase product sales. In addition, the Company has financed the development, including capital expenditures, of the Beijing United facility principally from a portion of the net proceeds from the initial public offering.

TIMING OF REVENUES

     The timing of the Company's revenues is affected by several significant factors. Many end-users of the products sold by the Company depend to a certain extent upon the allocation of funds in the budgeting processes of the Chinese government and the availability of credit from the Chinese banking system. These processes and the availability of credit are based on policy determinations by the Chinese government and are not necessarily subject to fixed time schedules. In addition, the sales of certain products often require protracted sales efforts, long lead times and other time-consuming steps. Further, in light of the dependence by purchasers on the availability of credit, the timing of sales may depend upon the timing of the Company's or its purchasers' abilities to arrange for credit sources. As a result, the Company's operating results have varied and are expected to continue to vary significantly from period to period and year to year. In addition, a relatively limited number of orders and shipments may constitute a meaningful percentage of the Company's revenue in any one period. Correspondingly, a relatively small reduction in the number of orders can have a material impact on the Company's revenues in any year. Further, because the Company recognizes revenues and expenses relating to certain contracts as products are shipped, the timing of shipments could affect the Company's operating results for a particular period.


     In 1995, timing of the Company's revenues also was impacted when the Export-Import Bank financing of the sale of $8.4 million of the Company's medical equipment exports was delayed due to the U.S. Government shutdown and delays in the legislative extension of the Export-Import Bank's authority to provide the financing in question. Consequently, the shipments of goods and resulting receipt of revenues did not take place until 1996 and the Company's results of operations for the nine months ended September 30, 1996 were significantly and positively impacted thereby.



     During the three months ended June 30, 1996, the Company recognized $7.4 million in sales (as well as an additional $1 million in sales in the prior quarter) as a result of the shipment of goods sold to end-users under the Export-Import Bank financing arrangement. This financing arrangement was the first of its kind for the Company and, the Company believes, was the first of its kind for purchasers in China. As a result of the financing, the Company's net sales increased substantially during such three-month period. Accordingly, the Company's results of operations for the nine months ended September 30, 1996 were significantly and positively impacted by the timing of the payments from the financing and are not expected to be indicative of the Company's results of operations for the fourth quarter or the fiscal year ending December 31, 1996. The Company has not received any further Export-Import Bank financing commitments and there can be no assurance that any such commitments will be obtained in the future by the Company or the end-users of its products. As discussed above, the timing of these sales was subject to circumstances affecting the United States Government, the Export-Import Bank, the Bank of China and other entities not controlled by the Company.



     In addition, in order to meet increased competition and difficult marketing conditions caused by a restriction of credit available to domestic Chinese organizations and to continue to expand its markets, the Company has increased the number of sales in which it has offered certain customers extended payment terms. These sales were to familiar and qualified purchasers and were structured so that the Company 's risk of non-payment has been reduced. In addition, the short-term cash flow implications on the Company have been reduced because the Company's suppliers participate in extending reciprocal payment terms to the Company for a significant portion of these extended payment arrangements. There can be no assurance, however, that the Company's suppliers will continue to so participate in the future, which would have a negative impact on the Company's short-term cash flow. The Company believes that its efforts with respect to financing initiatives contributed substantially to the overall increase in sales in 1995 and the nine months ended September 30, 1996, although there can be no assurance that these financial initiatives will continue to offset or reduce the continuing impact of credit restrictions or that the Export-Import Bank financing will recur.


FOREIGN CURRENCY EXCHANGE AND IMPACT OF INFLATION

     The results of operations of the Company for the periods discussed have not been significantly affected by inflation or foreign currency fluctuation. To date, substantially all of the Company's purchases and sales have been made in U.S. dollars. Thus, the Company has not had extensive foreign currency risk. However, changes in the valuation of the Chinese Renminbi may have an impact on the Company's results of operations in the future. The Company's newly established subsidiary, Chindex Tianjin, started selling products during 1995 in Renminbi. The Renminbi is not a convertible currency and accordingly exchange risks cannot be hedged.

     Also, the Company has purchased and will continue to purchase some products in currencies other than U.S. dollars and has sold and will continue to sell such products in China for U.S. dollars. To the extent that the value of the U.S. dollar declines against such a currency, the Company could experience a negative impact on profitability. The Company anticipates hedging transactions wherever possible to minimize such negative impacts.

     China's economy has registered a high growth rate in recent years and rates of inflation have been high. Although this inflation has not significantly affected the Company's results of operations, measures taken by the government to combat inflation, including the establishment of freezes or restraints on financing available to Chinese customers, have had such an effect and may continue to have such an affect in the future. See 'Results of Operations' and 'Liquidity and Capital Resources' above.

CHARGE TO INCOME IN THE EVENT OF RELEASE OF ESCROW SHARES

     In the event any Escrow Shares are released from escrow to shareholders of the Company who are officers, directors or employees of, or consultants to, the Company, compensation expense will be recorded for financial reporting purposes as required by generally accepted accounting principles. Therefore, in the event the Company attains any of the earnings thresholds or the Company's Common Stock meets certain minimum bid prices required for the release of the Escrow Shares, such release will be deemed additional compensation expense of the Company. Accordingly, the Company will, in the event of the release of Escrow Shares from escrow, recognize during the periods in which the earnings thresholds are met or are probable of being met or such minimum bid prices are attained, what will likely be a substantial charge equal to the fair market value of the Escrow Shares released from escrow, which charge will have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Furthermore, the release of the Escrow Shares would have a dilutive effect on earnings per share and a corresponding reduction in loss per share, as a result of the increase in the number of outstanding shares. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity or its working capital, it may have a depressive effect on the market price of the Company's securities. See 'Risk Factors -- Charge to Income in the Event of Release of Escrow Shares' and Note 5 of Notes to Consolidated Financial Statements.

                                    BUSINESS

     The discussion in this 'Business' section contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this 'Business' section and in 'Risk Factors' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

GENERAL

     The Company is an established, independent marketing and sales organization in China for certain Western products, including medical and industrial equipment. The Company provides United States, European and other manufacturers with access to the Chinese marketplace and offers a wide range of marketing, sales and technical services for their products. The Company further provides marketing research and consulting services to its manufacturers for a variety of business activities in China. The Company conducts its marketing and sales and provides its services almost exclusively to end-users located in China. The Company is the exclusive sales representative for several major manufacturers of high-technology medical equipment, construction, mining and other industrial machinery and scientific research instrumentation. The Company also sells certain products on a non-exclusive basis. The Company's national sales and technical support staff operates from its office in Beijing and regional offices in Shanghai, Guangzhou, Tianjin and Hong Kong. In addition to its sales activities, the Company also provides marketing research and consulting services to its manufacturers for a variety of business activities in China. For purposes of Chinese law, except for the operations of Chindex Tianjin, the Company operates as a United States entity doing business in China through its representative office in Beijing. This structure is distinguishable from operations in China as a wholly foreign-owned enterprise (such as Chindex Tianjin) or otherwise, all of which structures involve different legal, tax, business and other issues.

     In 1995, the Company established Chindex Tianjin, a wholly foreign-owned subsidiary. Chindex Tianjin is registered in the special economic Tianjin Free Trade Zone and is subject to specific Chinese legislation which governs the activities of foreign-owned subsidiaries. In late 1995, this entity commenced marketing and operations. Chindex Tianjin supplies certain products and consumables directly to hospitals in China for domestic currency and will provide a platform for future distribution activities. Another initiative taken by the Company, in March 1996, was the establishment of an office in Hong Kong through the formation under Hong Kong law of a 100%-owned subsidiary, Chindex Hong Kong Limited ('Chindex Hong Kong').

     In 1995, the Company began a process of expansion into the related field of providing health care services. The Company has taken initial steps to providing Western-standard health care services to targeted market segments in China. The Company believes that demographic developments in China, including the growth of the expatriate business and diplomatic community, continue to create increasing needs for these services. In this regard, the Company established Beijing United, a 90%-owned joint venture between the Company and a company controlled by the Chinese Academy of Medical Sciences. Beijing United is being designed to provide the expatriate business and diplomatic community in Beijing with complete Western-standard maternity and birthing services as well as neonatal and pediatric care. The Company will consider establishing a series of clinics in other major metropolitan centers in China over the next several years.

HISTORY

     The Company was founded in June 1981 by Roberta Lipson and Elyse Beth Silverberg in response to specific marketing opportunities presented by the commercial opening of China to the West in the late 1970's and early 1980's and the normalization of relations between the United States and China in 1979. Mmes. Lipson and Silverberg opened initial offices in Beijing and New York with the objective of supplying marketing, sales and technical support services to Western manufacturers of electronic instrumentation and industrial machinery.

     During its early years of operation, the Company began work in the primary market sectors in which it operates today. Relationships were initiated with manufacturers of diagnostic ultrasound and off-road construction and mining machinery, among other products. By the end of its second year, the Company had hired its first in-house technical support personnel in order to provide service in connection with its sales. Lawrence Pemble joined the Company in 1984 to oversee United States operations while Mmes. Lipson and Silverberg continued to reside in China on a full-time basis. By 1985, the Company's market position and identity had developed to the extent that it organized into its current structure accommodating the marketing of a variety of product types. The Company believes that the continuous presence in China of Mmes. Lipson and Silverberg has been instrumental in the establishment and development of relationships for the Company.

     Beginning in the mid-1980's, China commenced economic reforms that significantly decentralized the import purchasing authority of the Chinese with respect to the products marketed by the Company. As this process of decentralization and related market orientation progressed, the Company responded by opening regional offices in Guangzhou (southern China) and Shanghai (central China) to expand its sales and technical service capability. In this regard, the Company established Chindex Tianjin and Chindex Hong Kong. As the Company has expanded its operations, it has sought to maintain a balance of administrative, sales and technical support capability in each of the Company's product categories and geographic areas.


     In August 1994, the Company completed its initial public offering in furtherance of its expansion goals. The Company received net proceeds of approximately $7.25 million from the offering and subsequent sale of additional securities pursuant to an over-allotment option held by the underwriter. Portions of the net proceeds already have been applied to the Company's planned expansion of personnel and to the provision of financing terms to increase product sales. In addition, the Company has financed the development, including capital expenditures, of the Beijing United facility principally from a portion of the net proceeds from the initial public offering. The Company believes that the clinic will open in early 1997.


STRATEGY

     The Company believes that it has a strong reputation in its markets in China. This belief is based on several factors, including the Company's continuous operating presence in China for the past 15 years, the relationships in China established by the Company's executives and senior sales staff and the Company's policy of representing what it believes are first-quality products in their respective markets. The Company intends to build on its continuity, relationships and standard of quality in two ways. First, the Company intends to increase its marketing, sales and service capability in China through the addition of qualified personnel, including technical service engineers, through the establishment of new regional offices in China and, possibly, through strategic acquisitions. Second, in conjunction with its expansion of marketing capability, the Company intends to increase the variety of products marketed and the services provided. For example, the Company currently is developing plans to commence distribution of health care products and pharmaceuticals in China.

     The Company emphasizes customer service and technical support in its marketing efforts. Sales of medical equipment and scientific instrumentation include the Company's responsibilities for servicing the products under the manufacturers' warranties. The Company coordinates the after-sales support by the manufacturer to the Chinese customer in sales of most construction mining and other industrial machinery and scientific research instrumentation. The Company believes that its purchasers place great emphasis on the prompt availability and competence of the customer services that precede and follow a sale. The Company's strategy is to further emphasize technical expertise and customer service. In this regard, the Company intends to expand its existing engineering and technical staff.

     In order to meet increased competition and difficult marketing conditions caused by a restriction of credit available to domestic Chinese organizations and to continue to expand its markets, the Company increased the number of sales in which it has offered certain customers extended payment terms. These sales were to familiar and qualified purchasers and were structured so that the Company 's risk of non-payment has been reduced. In addition, the short term cash flow implications on the Company are also minimized since the Company's suppliers participate in extending reciprocal payment terms to the Company for a significant portion of these extended payment arrangements. The Company believes that its decision to undertake these financing initiatives contributed substantially to the overall increase in sales in 1995 and the nine months ended September 30, 1996, although there can be no assurance that these financial initiatives will continue to offset or reduce the continuing impact of credit restrictions. In particular, during 1996, the Company concluded sales in the aggregate amount of $8.4 million financed by the Export-Import Bank. This financing from the Export-Import Bank for the purchasers of the Company's products represented an innovative financing alternative. Although the Company intends to continue to explore other innovative financing opportunities, there can be no assurance that similar Export-Import Bank or other financings will be available in the future.


     The Company also proposes to explore initiatives which may allow it to offer to customers certain types of capital equipment on a lease, rather than sale, basis. The Company believes that this type of financing arrangement may provide its Chinese customers with access to expensive capital equipment which they otherwise might not be able to afford. Such a leasing initiative might be undertaken in conjunction with a U.S. manufacturer, a Chinese company, or both. The Company also is exploring possible joint venture projects for use of equipment with Chinese partners on a cost and revenue sharing basis. The Company currently is considering such alternative financing programs in the areas of light construction machinery and diagnostic ultrasound imaging. The Company has reached no conclusions as to the economic viability of leasing or cost/revenue sharing. The Company is continuing its review and assessment of the relevant factors, including cost-effectiveness and risk. There can be no assurance that the Company will elect to implement any leasing or cost/revenue sharing program or that any such program will provide the desired results.

     The Company's strategy also includes expansion into the related field of providing health care services. The Company believes that its knowledge of the hospital and health care system in China, as well as management's continuous presence in China over the past 15 years, positions the Company to take advantage of perceived opportunities in this field. Further, demographic developments in China, including the growth of the expatriate business and diplomatic community, continue to create increasing needs for certain health care services. In this regard, the Company expects to open the Beijing United facility in early 1997 and to consider establishing a series of clinics in other major metropolitan centers in China over the next several years.

PRODUCTS SOLD BY THE COMPANY
Medical Products
General

     Medical products represent the largest category of products sold by the Company. Medical product sales are arranged by specific product teams. A product team normally is responsible for a single manufacturer's product line. In certain cases where two manufacturers' products are sold to the same department within a hospital, a product group will include both manufacturers. Each product team is headed by a Product Manager who is responsible for all marketing and sales for an assigned product. The Product Manager is further supported by sales and/or clinical specialists and administrative support personnel. There currently are approximately nine product teams engaged in medical product sales. The product teams are based in Beijing and market and sell their assigned product or products throughout China. Most sales of medical products are made directly by the Company for its own account. The balance of the revenues generated by the sale of medical products is net commission income paid by manufacturers.

     In addition to the Beijing-based product groups, the medical products also are sold through the use of the regional offices of the Company in Shanghai and Guangzhou and a network of territory sales managers. The sales personnel based in the regional offices of the Company are responsible for identifying potential medical business customers in the territory covered by the regional office and coordinating the sales efforts of the Company with the appropriate product team. In 1995 the Company established Chindex Tianjin, a wholly-owned foreign subsidiary. Chindex Tianjin, which commenced marketing and operations in late 1995, is registered in the special economic Tianjin Free Trade Zone and is subject to specific Chinese legislation governing the activities of foreign-owned subsidiaries. Chindex Tianjin supplies certain products and consumables directly to hospitals in China for domestic currency and will provide a platform for future distribution activities. Further, in March 1996 the

Company established Chindex Hong Kong, which represents expansion of the Company's marketing, sales and technical service operations into Hong Kong. Chindex Hong Kong currently performs the same services on behalf of Acuson in Hong Kong as the Company currently performs in China.

     The work of the technical service unit of the Company is particularly related to the sale of medical products. The Company is responsible for the technical support of most of the medical equipment sold by the Company. To support its medical business, the Company owns and operates a full-service technical service center. Included in that technical service is a cooperative arrangement with China National Medicines and Health Products Import and Export Corporation ('MEHECO'), which provides the Company's technical service operations with access to bonded warehousing facilities. The Company is responsible for the day-to-day management, hiring, operating expenses and parts supply for servicing. MEHECO is responsible for handling customs issues and obtaining bonded warehousing from Chinese customs authorities. The service personnel employed by the Company generally are biomedical and/or electrical engineers with advanced university training, who have received further training and certification by a manufacturer to service that manufacturer's products. The service personnel ordinarily receive their training and certification at the manufacturers' facilities in the United States, Europe or elsewhere. Due to the highly sophisticated and technical nature of the medical products sold by the Company, the technical service personnel receive continuing training by the manufacturer as the product technology advances. Through the relationships developed between the Company's technical service personnel and the customer base, the Company believes that it is provided with important performance and other after-sales information that is useful in its ongoing marketing and sales efforts.

Manufacturers and Products


     Acuson Corporation ('Acuson') is the largest supplier of medical products sold by the Company. Sales by the Company of Acuson products represented approximately 54.6% and 58.2% of the revenues of the Company during the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. The Company has an exclusive distribution agreement in China with Acuson, which manufactures only ultrasound imaging devices. The agreement provides that Acuson may terminate the arrangement if the Company fails to purchase certain target quantities of products in certain time periods. In addition, the Company recently was appointed as Acuson's exclusive distributor in Hong Kong, which distribution is managed by the Company's subsidiary, Chindex Hong Kong. The Acuson devices are used exclusively in hospitals for non-invasive diagnostic purposes. The Acuson machines may be customized to accommodate specific diagnostic applications, including visual assessment of almost every part of the human body. See 'Distribution Arrangements.'


     The Company believes that the ultrasound technology of the Acuson products is suitable for large-scale marketing in China due to the relative economies of the current alternatives for non-invasive imaging of the human body. In addition to ultrasonic imaging, there exists conventional X-ray technology with its inherent radiation risks, Computed Tomography ('CT'), which is also an X-ray based technology, and magnetic resonance imaging ('MRI'), a technology based on magnetic fields. With respect to the comparative initial equipment costs of ultrasound, CT and MRI, an average CT scanner may be three to four times as expensive as a high-end ultrasound machine, while an MRI scanner may be seven to eight times as expensive. For China's developing health care system, the Company believes that ultrasound represents appropriate and cost-effective non-invasive imaging capability. In the high-end of the color Doppler ultrasound product market, the Company's primary competition is Hewlett-Packard and Advanced Technology Laboratories, Inc. ('ATL'). Hewlett-Packard maintains direct sales operations in China through a joint venture. ATL sells products through an independent, Hong Kong-based agent, which maintains offices in China. See 'Competition.'

     The Company has been the exclusive distributor for Nova Biomedical, Inc. ('Nova'), a leading United States manufacturer of medical laboratory analysis equipment, including electrolyte and blood analyzers since 1984. The Company's arrangement with Nova is substantially based on an oral arrangement. The purchase or sale by the Company of any minimum quantity of Nova products is not required.

     The Company has been the exclusive distributor for the Biomedical Division of Nicolet Instrument Corporation ('Nicolet'), a manufacturer of electrodiagnostic instrumentation, since 1987. These products are used to assist in the diagnosis of neurological disorders, surgical monitoring, research and hearing assessment. Until 1991, Nicolet was the only significant supplier of the Company that provided its own after-sales service and support. In 1991, it transferred those responsibilities to the Company. No arrangement exists between the Company and Nicolet whereby the Company must purchase any minimum quantity of product.

     In addition to the accounts described above, during the last two years the Company has marketed and sold medical equipment on an exclusive basis for numerous other manufacturers in such product areas as radiosurgical treatment planning and stereotactic systems (Leibinger GmbH), bone densitometry systems (Lunar Corporation), medical laser devices (Sharplan Lasers), ventilators, blood processors, audiometric instruments and middle ear analyzers (Grason-Stadler, Inc.), machines and consumables that utilize 'dry slide' clinical chemistry technology (Johnson & Johnson Clinical Diagnostics) and production system for hard currency transparencies of diagnostic images (Polaroid Medical Imaging Systems).

Machinery Products
General

     Machinery products sold by the Company consist primarily of a variety of off-road construction, mining and heavy industrial vehicles, spare parts for those vehicles and component parts for off-road vehicles. These products are marketed to various mining, construction and industrial enterprises throughout China. Substantially all of the revenues of the sale of machinery products are in the form of net commission income on sales by manufacturers for which the Company acts as agent.

     The sale of machinery products is organized by product line and market sector. Product Managers based in the Beijing office operate on a nationwide basis. Each is responsible for business development in a specific market sector. For example, one Product Manager will concentrate on the mining industry while another will concentrate on ocean and inland shipping ports. The regional offices of the Company offer sales and administrative support. Sales of machinery products often are quantity purchases of a single product by large, often government-run, enterprises. Such purchases are often regulated by China's central government bureaucracies. These government agencies require significant time in their decision-making processes. As such, the sale of machinery products often requires protracted marketing efforts by the Product Managers and often requires formal submission of bids by the respective manufacturers. All of the Product Managers involved in the sale of machinery products are engineers who have received extensive product sales training by the manufacturers of the products. Technical support to the Chinese customers on sales of machinery products is supplied directly by the manufacturers, with active coordination and assistance by the Company.

     As a condition of sale of such equipment, some degree of local content, or 'cooperative production' between the foreign suppliers and Chinese entities, of the sold equipment often is required by the Chinese regulatory authorities. In accordance with these requirements, the Company has incorporated into certain of its product sales participation by local Chinese entities. For example, sales of certain vehicles have included welding responsibilities on the part of local Chinese in final assembly of the vehicles upon arrival in China. The Company believes that it has successfully complied with these requirements, where necessary, and that such compliance has not had a material effect on the Company's operations. In addition, the Company has provided advice and guidance to its manufacturers in the process of identifying appropriate Chinese partners for 'cooperative production' projects and organizing an effective cooperative structure between the partners. A 'cooperative production' project may take a variety of forms. The project may be a joint venture between a Chinese organization and a foreign entity in which the Chinese organization provides facilities and labor in China for the manufacture of products and a foreign entity provides production machinery and related technology. Another type of 'cooperative production' project may involve the Chinese participant providing assembly of products manufactured in a foreign country. These arrangements represent opportunities for the Chinese to work and become familiar with the often more advanced machinery and technology from the foreign participant. In addition, a 'cooperative production' project offers employment in China and may involve economic participation in the venture. These arrangements similarly are attractive to the foreign participants by permitting lower production costs.

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     Although not required to do so by its distribution agreements, the  Company also has advised and assisted certain of its manufacturers in evaluating potential opportunities in China, such as licensing or joint venture production. Although the Company has provided such advice or assistance in conjunction with sales efforts on behalf of particular manufacturers, to date the Company has not entered into any separate, formal agreements relating to the provision of such services. Similarly, the Company has not yet received fees specifically for the rendering of such services.

Manufacturers and Products

     A large majority of the Company's sales of mining and construction vehicles, and spare parts for those vehicles, were attributable to the sales of the products of Volvo Construction Equipment Corp. (formerly VME International Sales AB) and its joint venture company, Euclid-Hitachi Heavy Equipment, Inc. ('EHHE'). Sales by the Company of Volvo and EHHE products are sold on an agency, rather than direct sale, basis, thereby generating net commission income, rather than sales income. The Company represents Volvo through an exclusive sales representative agreement with Volvo Construction Equipment Corp. in China and also undertakes independent consulting responsibilities for Volvo. See 'Business
 -- Distribution Arrangements.'

     The Volvo product line includes articulated haulers and wheel loaders (marketed under the brand name Volvo BM) and rigid haulers (marketed under the brand name Euclid). The Euclid 'R170' and 'R190' haulers, which are of the 170- and 190-ton capacity classes, respectively, have been purchased in various quantities by Chinese organizations in the ferrous metals, nonferrous metals and coal mining industries. Such mining operations, which the Company believes are important development sectors in China's economic programs, ordinarily are administered by the central government and the applicable industrial ministry. Volvo recently reorganized such that its rigid haulers are manufactured by EHHE.

     As a condition of sale of this type of equipment to the mining industries in China, the government has required that foreign suppliers participate in a cooperative production project with a Chinese partner, including a nominal level of 'technology transfer' over time. In response to this requirement, the Company has advised and assisted Volvo in initiating such relationships with several Chinese entities. As co-production partners of Volvo, the Chinese entities perform certain value-added services under Volvo's direction, such as local sourcing and fabrication of parts and subassemblies for the articulated and rigid haulers.

     The Company believes that its competitors in the 170-ton and higher truck classes are Caterpillar, Inc., Komatsu-Dresser (through a domestic co-production arrangement), and Unit Rig (through a domestic co-production arrangement). The Company believes that its primary competition is Caterpillar, Inc., Terex (through a domestic co-production arrangement) and other domestic and foreign manufacturers for the articulated hauler and wheel loader products.

     The Company also represents Clark-Hurth Components, a division of Clark Equipment Company which manufactures a variety of transmissions and axles for use in construction and mining vehicles. The Company markets and sells the Clark-Hurth products in China and also serves as consultant to Clark-Hurth for a potential manufacturing joint venture project in China.

     In addition, the Company sells Bobcat Skid-Steer Loaders, related attachments and parts and mini-excavators pursuant to a non-exclusive agency agreement with Melroe International Company, an unincorporated business unit of Clark Equipment Company.

Project-related Products
General

     The Company sells products relating to a variety of independent projects in various industrial and scientific fields in two ways. First, with respect to these products, the Company seeks to use its resources, including existing customer relationships and the Company's reputation in the marketplace, to identify potential marketing projects in China. Such projects may be identified in a variety of industrial or research sectors. In conjunction with the business development resources of the Company based in the United States, the Company coordinates the strategic working groups necessary to pursue

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an initial project. Such  projects are often in  industries or sectors that  are new to the Company, involving opportunities for the Company in new markets with new manufacturers. In recent years the Company has completed initial industrial projects in mining conveyance systems, electric power generation utilizing geothermal and waste heat sources, specialized valves for the petroleum industry, ultrasonic flaw detection systems for metallurgical applications, quality control instrumentation for the mining and metallurgical industries, and steel pretreatment systems. Recent activities in scientific instrumentation have included projects in optical spectrum analysis.

     Second, the Company often seeks to use the success of a project as a link towards an ongoing relationship with the supplier. The initial transactional relationship may lead into a full agency relationship in which the Company would create a marketing plan for the pursuit of additional sales in China. In addition, the success of a project also presents the Company with the opportunity of establishing a relationship with the customer in the project, and the industry of that customer, for purposes of future projects. In order to facilitate the often complex sales of project-related products, the Company is active in setting up and administering strategic alliances between foreign suppliers and local Chinese entities. In some cases the Company has provided advice and other assistance to its manufacturers of product-related products on marketing issues regarding local cooperative production, joint venture structures and other issues related to ongoing marketing.

     The sales of project-related products are often of a nature and complexity requiring protracted marketing efforts. In many cases, the Company is introduced to the manufacturers' products during the initial project and the Company's personnel receive their first product sales and technical training 'on the job.' As a relationship with a new manufacturer develops, more formalized product training is arranged.

Manufacturers and Products

     The sales of project-related products, which have been made on an agency, rather than direct, basis, represent a variety of new and developing areas of activity for the Company.

     In the industrial sector, in addition to the sale of construction and mining vehicles and equipment, in recent years the Company has completed industrial projects in mining conveyance systems, electric power generation utilizing geothermal and waste heat sources, specialized valves for the petroleum industry, ultrasonic flaw detection systems for metallurgical applications, quality control instrumentation for the mining and metallurgical industries, steel pretreatment systems, coal processing analysis instrumentation, coal preparation equipment and industrial air conditioning. Recent activities in scientific instrumentation have included projects in optical spectrum analysis, electrochemical analysis, infrared analytical instrumentation and instrumentation for laser beam analysis.

SERVICE AND WARRANTY

     The Company's exclusive distribution agreements for medical and scientific products provide that the Company is responsible for servicing and other post-sale matters during the applicable warranty periods. Manufacturer's warranties on the medical and scientific products sold by the Company ordinarily run for approximately 15 months from the date of installation (or, in certain cases, 13-15 months from the date of shipment). In order to perform its servicing and other after-sale responsibilities, the Company employs a staff of 12 engineering and technical support personnel, most of whom are biomedical and/or electrical engineers with advanced university training and who have received further training and certification for servicing at the particular manufacturer's home facilities.

     The technical support engineers are located at the Company's various offices and are trained to handle service calls initially through advice and consultation. If necessary, the engineers travel to the location of the unit and perform required servicing. The Company maintains what it believes is an adequate inventory of supplies, spare parts and tools to handle most servicing. If parts require replacement under warranty, the Company may elect to replace that part out of its own parts inventory with the understanding that the manufacturer would in turn replace the part in the Company's inventory. The technical service provided by the Company to the end-user ordinarily is included in the contract purchase price. The Company believes that the terms of warranties provided to the Company's

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customers are standard for the medical and scientific instrument industries  and
in   accordance  with   each  manufacturer's   standard  international  warranty
provisions.

DISTRIBUTION ARRANGEMENTS

     None of the contracts between the Company and its manufacturers represent long-term obligations of the manufacturer. Each of the Company's agreements with its two largest manufacturers requires that the Company use its best efforts to promote the manufacturer's products. In addition, certain of the agreements contain various sales office maintenance and confidentiality requirements. There are significant differences in the form and content of the various agreements. The Company's arrangements with certain of its manufacturers are not subject to written agreements. The Company believes that its arrangement with each manufacturer substantially depends upon the mutual satisfaction with the relationship in addition to the terms of its operating agreement, if any. There can be no assurance that the Company's manufacturers will not elect to change their method of distribution into the China marketplace to a format that does not to utilize the services of the Company.

     Certain of the contracts between the Company and its suppliers contain short-term cancellation provisions permitting the contracts to be terminated on 30 days' to six months' notice, minimum sales quantity requirements or targets and provisions triggering termination upon the occurrence of certain events. The Company has notified each of its significant suppliers as to the pendency of this Offering. Although the Company is not aware of any threatened cancellations of its distribution agreements, there can be no assurance that cancellations or other material adverse effects on its contracts or arrangements will not occur.

Acuson Corporation

     The Company commenced its contractual relationship with Acuson in 1987. Under the terms of its current agreement, the Company is the authorized distributor of Acuson diagnostic ultrasound equipment in China. In addition, the Company's responsibilities include the training of all customers, the maintenance and servicing of Acuson products and various promotional activities within China. Acuson provides customers of the Company with a parts warranty of up to thirteen months from the date of product shipment from the United States. In accordance with such guarantee, Acuson will replace or repair any parts defective as a result of original materials used or workmanship. Servicing this warranty is the responsibility of the Company. The agreement with Acuson has been renewed regularly since 1987. The current agreement with Acuson expires on March 31, 1997 and is subject to automatic renewal for successive one year periods unless either party gives timely notice of intent not to renew. Acuson, however, has the right to terminate the agreement on 60 days' prior notice if the Company fails to meet specified requirements, all of which the Company believes it currently meets.

Volvo Construction Equipment Corp.

     Since 1981, the Company has served as the representative for certain products now marketed by Volvo Construction Equipment Corp. The current agreement between the Company and Volvo has been in effect since January 1, 1989. That agreement was entered into with VME International Sales AB ('VME'), a joint venture company jointly owned by Volvo AB and Clark Equipment Company. In 1995, Clark sold its shares of VME to Volvo AB and, since the conclusion of the transaction, VME has been called Volvo Construction Equipment Corp. The Company serves as the exclusive sales representative in all but two provinces of China (in which the relationship is non-exclusive) for certain products now marketed by Volvo Construction Equipment Corp. The products under this agreement are wheel loaders, marked Volvo BM and/or Michigan, articulated haulers marked Volvo BM, rigid haulers marked Euclid, excavator loaders marked Volvo BM and replacement parts for such products. Volvo has the right to discontinue sales of any product, make changes to any product or designate certain parts to be sold as a component of a complete unit. In addition, Volvo may seek assistance of other companies in the sale of such products in China under special circumstances such as equipment being purchased by a foreign supplier for a project in China or financing being provided by a third party for a project in China. The territories of Guangdong and Hainan are handled on a non-exclusive basis.

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Under  the  terms  of  the  agreement,  the  Company  has  a  duty  to  maintain relationships with the local trade authorities, purchase organizations and end-users of Volvo products, to relay inquiries for sales in China to and from Volvo, to assist Volvo in the promotion of products and literature, to assist Volvo in procuring any necessary governmental approvals, licenses, certificates and permits that may be required and to maintain an adequate staff dedicated to the construction and mining machinery business. The Company, however, has no duty to meet minimum sales targets or other similar requirements. Volvo has recently reorganized such that its rigid haulers are now manufactured by EHHE. The Company believes that its arrangement with Volvo eventually will be modified to reflect the separate sales undertaking for the rigid haulers.

CHINA

     China has had a socialist economy for more than forty years. Approximately 17 years ago, however, China began implementing market-oriented reforms aimed at improving the economy and the Chinese standard of living. The Chinese government's express economic policy during the last 17 years has shifted away from centralization toward a market economy in which the government occupies a reduced role and market forces are given greater emphasis. This policy toward an economy observing market forces has resulted in several gradual but significant changes affecting the operations of the Company. Most importantly with respect to the Company, although government-owned enterprises continue to constitute the largest sector of the Chinese economy, the recent Chinese economic policy has led to a decentralization of decision-making power and responsibility with respect to matters such as allocation of funds and the regionalization of economic development. In general, the policy includes an attempt to attract foreign technology to China.

     China, with more than one billion people, contains approximately one-fifth of the world's population. With respect to the market for the Company's medical products, China has 1.15 doctors for every 1,000 people and 15,000 hospitals at or above the county level. Nationwide there are 2,500,000 hospital beds, which is second in the world only to the former Soviet Union. According to the Chinese Customs Authority, China imported a total of $440 million worth of medical equipment in 1995.

     The Company's machinery equipment typically is sold in connection with large centrally-controlled open pit mining projects and the operation of regional port facilities. With respect to the market for the Company's machinery equipment, the major ferrous, nonferrous, mineral, chemical and coal mine projects throughout China continue to play key roles as strategic development industries in the country's economic five year plans. As such they continue to receive central government funding and various projects are the recipients of foreign government loans. China presently is developing major coal fields in the northeast province. These large, open pit mines require large fleets of mining haulers such as those marketed by the Company. In keeping with China's strategy of increasing its foreign trade, the central government and regional port authorities continue to focus on developing new ports and increasing the handling of capacity of existing ones.

     At present, a significant portion of the economic activity in China is export-driven and, therefore, is affected by developments in the economies of China's principal trading partners. The U.S. Congress considers annually the renewal of 'Most Favored Nation' trading status, which currently is in place, for China and may attach conditions to the renewal of such status which China may decline, or be unable, to meet. In 1994, President Clinton announced delinkage of such status to China's achievement of overall significant progress in the area of human rights. Prior to this announcement, renewal of such status had been contingent on the achievement of such progress. There can be no assurance that renewal of such status in the future will not be linked to human rights issues or other requirements or that, notwithstanding continuing presidential support for such status, Congress for any reason in the future will not deny such status beyond the President's ability to veto such denial.
Revocation or conditional extension by the United States of China's 'Most Favored Nation' trading status could have a material adverse effect on the trade and economic development of China and on the operations of the Company.

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MARKETING
General

     The Company conducts a variety of marketing efforts. The Company's sales personnel attend trade shows and exhibitions throughout China. At these trade shows, the Company usually operates a separate promotional exhibit. The Company's sales personnel also attend and sponsor seminars given to individual end-user organizations or industry groups. Marketing activities can include presentations to central Ministry officials, product seminars conducted at the prospective end-user site and technical seminars given to end-users and other pertinent entities in China. In addition, the Company conducts extensive advertising throughout China on a product-specific basis. The Company regularly advertises its products in leading Chinese industrial, trade and clinical journals. The Company's products are further described in various product catalogues, which are produced by the Company and disseminated to customers through the sales force, direct mail, product promotions and trade exhibits. The Company further coordinates on a product-specific basis with its manufacturers for the production of various Chinese language materials which may include, in addition to promotional materials, operations and technical manuals. The Company believes that there exists a substantial expanding market for its products in the China marketplace and the further integration of the Chinese foreign trade system into the established global economy through its application to the World Trade Organization and other initiatives to further open the Chinese economy to foreign participation will further enhance the market for the Company's products.

Products

     The Company markets its medical products to hospitals, through hospital administrators and the doctors who are the ultimate users of the products. There is virtually no private practice of medicine in China and all physicians are affiliated with hospitals or similar institutions. Each hospital also has various economic and administrative forces at work determining hospital policy and practice. A hospital's decision to purchase products marketed by the Company depends on those economic and administrative forces. The Company's marketing is addressed to all relevant participants in the purchasing decision, including the doctors and hospital administrators. Since a significant portion of the Company's sales of medical products is repeat business, relations with the Company's health field customers is an important aspect of the marketing efforts for such products. Since 1988, the Company has sold products to approximately 750 hospitals in China, many of which have been repeat customers.

     The Company markets its machinery products to industrial organizations in the mining, construction and port development sectors. The principal purchasers of these products are large-scale mining projects and port authorities as administered by their relevant industrial ministry on a national or regional basis. Many of the Company's purchasers in the mining industry involve open pit mining operations for coal, ferrous metals and nonferrous metals. Unlike sales of medical instruments, the sale of machinery to industrial groups is regulated and/or coordinated by the applicable ministry or similar agency and usually involves national funding concerns and interaction with centralized bureaucracies. These same issues apply to the sale of machinery to port or construction projects that are subject to national bureaucratic administration. As such, the marketing efforts relating to the sale of machinery equipment are designed for extended involvement by the Company over the full development cycle of a particular sale, which often involves up to two years of pre-sale activity. Other equipment sales can involve extensive work at a particular end-user site to identify needs and assist in formulating specifications. In addition, the contract performance period for the sale of machinery products in quantity in the future may require an additional period of up to two or three years, with suppliers being paid on an installment basis in accordance with deliveries.

     The Company markets and sells its project-related products to a wide range of end-users in a wide variety of circumstances. The marketing and sale of these products occurs on a project-by-project basis rather than to a single, established industry. With respect to project-related products, the Company routinely engages in two phases of marketing activities which correspond to the anticipated sequence of involvement with a manufacturer's product. The first phase of marketing and promotion is directed specifically at the initial project being pursued by the Company. This marketing may include product seminars conducted at the prospective end-user site and technical seminars given to end-users and other

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pertinent entities  in China.  In addition,  on the  occasions that  prospective
Chinese customers visit the manufacturer in the United States for product review and investigation, the Company may coordinate visits to existing customers of the manufacturer for reference purposes. The second phase of marketing and promotion begins after the commencement of the project undertaking. At this time, the Company will employ traditional product marketing techniques such as advertising, sales seminars, exhibitions and Chinese language promotional literature, among other things.

Foreign Trade Corporations

     Most purchases of the Company's products, regardless of the nature of the end-user, are made through foreign trade corporations ('FTCs'). Although the purchasing decision is made by the end-user, which may be an individual or a group having the required approvals from their administrative organizations, the Company enters into formal purchase contracts with FTCs. The FTCs make purchases on behalf of the end-users and are legally authorized by the Chinese government to conduct import business. These organizations are chartered and regulated by the government and are formed to facilitate foreign trade. The Company markets its products directly to end-users, but in consummating a sale the Company also must interact with the particular FTC representing the end-user. For this reason, the Company seeks to maintain ongoing relationships with the FTCs in its industries. By virtue of its direct contractual relationship with the FTC, rather than the end-user, the Company is to some extent dependent upon the continuing existence of and contractual compliance by the FTC until the particular transaction has been consummated. The Company's business, however, is not dependent on any single FTC or end-user. Although sales by the Company to certain industries involve repeat transactions with FTCs that operate in those industries, the Company does not believe that it is dependent upon relations with any particular FTC or that the loss of relations with any particular FTC would have a material adverse effect on the Company. Rather, FTCs, which earn commissions in transactions, compete with each other for the right to handle end-users' business.

PROPOSED BEIJING CLINIC

     In 1995, the Company began a process of expansion into the related field of providing health care services. The Company has taken initial steps to providing Western-standard health care services to targeted market segments in China. The Company believes that demographic developments in China, including the growth of the expatriate business and diplomatic community, continue to create increasing needs for these services. In this regard, the Company established Beijing United, a 90%-owned joint venture between the Company and a company controlled by the Chinese Academy of Medical Sciences. Beijing United is being designed to provide the expatriate business and diplomatic community in Beijing with complete Western-standard maternity and birthing services as well as neonatal and pediatric care. The Company is considering establishing a series of clinics in other major metropolitan centers in China over the next several years.

     Expatriate women and children in China, in general, and in Beijing, in particular, have not been able to obtain maternity and pediatric services to which they are accustomed. Presently, foreign women and children in China make use of local Chinese institutions, which lack the level of care and philosophy typical in their home countries, return home for care or seek care from the few foreign general practitioners (rather than obstetric or pediatric specialists) in their area. In addition, an increasing number of affluent Chinese also seek to obtain these services other than through the existing Chinese system. In Beijing, for example, there are no contemporary Western-style facilities or specialists generally available to provide these services. The Company believes that it will be able to address the demand for these facilities and services initially through the establishment of the proposed Beijing United facility.

     Beijing United expects that substantially all of its patients will be on a fee-for-service, private payor basis. Given the nature of the expatriate community in China, Beijing United does not intend to participate in Medicare, Medicaid or similar governmental reimbursement programs. The Company believes that most of its targeted patient population are Westerners who are covered by private third-party insurers and that Beijing United's services will be covered thereby. The Company further believes that these insurers and/or patient employers may experience less total cost as a result of the use of the clinic's services. Such use should be expected to reduce these costs typically incurred, since expatriates would not be expected to dislocate from China for extended periods. Similarly, such use should be expected to reduce the personal upheaval which such dislocation ordinarily creates for patients and their families. Patients not covered by acceptable insurance will be required to pay in cash.

     The proposed facility is situated in a five-story building located near a concentration of Beijing's expatriate residences. Although the Company leases the entire building, consisting of approximately 43,000 square feet, the three upper floors have been subleased to the International School of Beijing and Beijing United will occupy only the lower two floors. During 1996, the Company expects to enter into commitments for capital expenditures in the approximate aggregate amount of $2,500,000 for equipment and renovations in connection with the facility. The Company intends to finance these capital expenditures principally from its cash and cash equivalents available prior to this Offering. The Company may use a portion of the net proceeds of this Offering, however, to fund a portion of the start-up expenses of the facility and intends to use a portion of the net proceeds to finance the clinic during the initial period of operations.

     In addition to its lease, the Company will incur a variety of significant costs in connection with the Beijing United facility, including construction and improvements to the leased site, various medical equipment and supplies, personnel costs relating to clinic management, medical staff and other employees and other costs. The improvements to the site will include birthing suites (containing resting and kitchen facilities), conference rooms, two operating rooms, waiting rooms, examination rooms, office space, physician apartments, a pharmacy area, hygienic facilities and other appropriate features. The Company intends to supply the clinic with a variety of state-of-the-art equipment, including requisite operating room equipment, ultrasound and other diagnostic and imaging systems, incubators, respirators, neonatal monitors, laboratory apparatus, pharmacy supplies and a wide variety of other necessary equipment.

     Beijing United intends to provide a wide variety of services within a well-defined protocol. These services will include full obstetric, maternity and prenatal services, birthing services, women's health care, gynecology, fertility services and counseling, genetic counseling, circumcision, baby care, general pediatric services and extensive counseling in numerous related areas. Beijing United is in the process of establishing its protocol regarding covered services and patients. That protocol will identify high-risk patients and circumstances to be referred to other appropriate providers and will dictate procedures for accessing outside health care, where appropriate. Beijing United intends to make arrangements with other medical institutions, including premier local hospitals, and one or more of the leading emergency evacuation organizations in China in order to provide extreme emergency or other outside health care services. Beijing United will employ a Board certified obstetrician and gynecologist to be on staff, as well as to provide planning and other operational guidance. Further, Beijing United intends to hire nurses, nurse midwives, technicians and other health care providers, as well as other appropriate staff and counselors.

     To date, the Company's efforts in this regard have been in the development phase and the proposed initial clinic in Beijing has not yet opened. Even if the numerous preparatory and commencement requirements, including government approvals, are satisfied, as to which there can be no assurance, the Company's proposed health care services operations will be dependent upon a variety of operating requirements, including the ability to attract and retain qualified physicians and other health care professionals, among other things. There can be no assurance that the Company will be able to successfully establish health care services operations or that such operations will result in significant revenues or profitability. Further, neither the Company nor any of its senior management has significant experience establishing or operating health care facilities in China or elsewhere.

     The provision of health care services entails the risk of potential medical malpractice and similar claims. Although the Company will provide medical malpractice insurance for the physicians performing medical services at its facilities, malpractice claims may be asserted against the Company directly in the event that services rendered by the Company or procedures performed at the Company's facilities are alleged to have resulted in injury or other adverse effects. Although the Company intends to obtain and to cause Beijing United to obtain liability insurance that it believes is adequate as to both risks and amounts, successful malpractice claims could exceed the limits of the Company's insurance and could have a material adverse effect on the Company's business, financial condition or operating results. In any event, the applicable laws in China relating to liability of this type are not as well-settled as in the United States and most other Western countries. Moreover, a malpractice claim asserted against the Company could be costly to defend, could consume management resources and could adversely affect the Company's reputation and business, regardless of the merit or eventual outcome of such claim. In addition, there can be no assurance that the Company will be able to obtain such insurance on commercially reasonably terms in the future or that any such insurance will provide adequate coverage against potential claims.

     The Company believes that the Beijing United clinic is the first foreign-managed health care facility of its kind to have been granted the necessary authorization to operate by China's Ministry of Health. All requisite approvals, however, have not yet been obtained. Following completion of construction of the facility, the Company must obtain an occupancy permit and medical license from the appropriate Beijing municipal authorities. There can be no assurance that all requisite approvals ultimately will be obtained or continued as necessary for clinic operations.

COMPETITION

     The Company competes with other independent distributors in China that market similar products. Although the Company believes that it is one of the largest independent distributors in its markets, there may be other distributors with greater resources or other competitive advantages over the Company.

     In addition to other independent distributors, the Company faces more significant competition from direct distributors of established manufacturers. With respect to its medical products, for example, the Company competes with Hewlett-Packard, which maintains its own direct sales force in China. In addition, since certain manufacturers, such as Hewlett-Packard, market under one brand name a wide variety of products in China to different market sectors, those manufacturers may be better able than the Company to establish name recognition across industry lines. For example, Hewlett-Packard also manufactures and markets computers in China as well as other medical instruments not sold by the Company. The Company believes that Hewlett-Packard and Siemens Corporation are the largest such direct competitors in the medical products field. The Company believes that its products incorporate technologies that are more advanced than those available in products currently available from domestic Chinese manufacturers.

     With respect to machinery products, the Company faces significant competition from the direct sales operations of Caterpillar Inc. and other large, international companies active in the same equipment sectors as the Company. In addition, certain competition is presented by domestic Chinese entities in various product areas. Certain of these competitors, whether joint venture projects with foreign manufacturers or all-Chinese groups, often receive preferential treatment by the government regulatory authorities, who seek to curtail spending on imported equipment in favor of domestic Chinese industrial development. Although the Company competes directly with products of certain such joint ventures and all-Chinese groups, the Company does not believe that this preference by the regulatory authorities is often applied to the material detriment of the Company. In general, the Company believes that this preference has not had a material effect on the Company's operations.

     The Company's competitive position depends in part upon its ability to attract and retain qualified personnel in sales, technical and administrative capacities. In addition, many of the Company's various competitors have greater resources, financial or otherwise, than does the Company.

     Elements   of  competition  in  the  Company's  industry  include  quality, technology, product price and after-sale service and support. The Company believes that the products it markets and distributes are competitive in these regards and that the quality of the Company's technical service and support of those products in particular enhances the Company's competitiveness in its markets. The Company does not believe that there are significant barriers to the entry of additional competition in its markets either by distributors such as the Company or by manufacturers seeking to sell on a direct sale basis.

     In response to increased competition, and, in an effort to expand its business, the Company has entered into agreements with certain customers to provide extended payment terms for purchase of goods. These arrangements, limited to selected purchasers qualified by the Company, have assisted the Company in competing with financing offered by competing manufacturers and governments. See 'Risk Factors -- Timing of Revenues; Fluctuations in Financial Performance and Impact of Single Financing' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'

     To date, most of the Company's sales have been backed by letters of credit in order to ensure payment. As a result, the Company has not experienced significant problems in the collection of accounts receivable. The Company currently intends to continue to use letters of credit in the conduct of its business. As competition increases and the Company seeks to expand its business, particularly in light of restrictions on the availability of credit from the Chinese banking system, however, the Company may no longer continue to obtain letters of credit on the same basis or as often, if at all. In addition, to the extent that the Company's competition increases, the Company's profit margins may be reduced in order to remain competitive.

     To date, except for sales made by Chindex Tianjin, all of the Company's sales have been made in United States Dollars. The competitiveness of the Company's products, however, is dependent in part on the currency, such as United States Dollars or Swedish Kronas, of the country of the selling manufacturer. To the extent that any such currencies are devalued in comparison with the currencies in which competitive products are sold, the Company would experience a competitive disadvantage. Chindex Tianjin sells goods directly to end-users without the required involvement or cost of an FTC and receives payment in local Chinese currency and uses the currency to pay for local expenses. Any devaluation in the local Chinese currency may have a negative impact on the Company's results of operations.

     Upon commencement of its operations, Beijing United will compete with a large number and variety of health care facilities in Beijing. There are numerous Chinese hospitals available to the general populace in Beijing, as well as two international clinics serving the expatriate business and diplomatic community. The Company believes that the existing two international clinics do not currently provide specialized Western-standard maternity and birthing services and neonatal care. There can be no assurance that these or other clinics or facilities will not commence such operations and compete with Beijing United. Further, there can be no assurance that a qualified Western or other health care organization, with greater resources or more experience than the Company in the provision or management of health care services, will not decide to engage in operations similar to those to be conducted by Beijing United.

CONTRACT PERFORMANCE

     In addition to the protracted marketing and sales efforts often involved in the Company's transactions, an extended period of time ordinarily is required in contract performance with respect to the sale of machinery and project-related products. The period from contract signing to product availability often requires up to one year or longer. An additional period of six months or longer may be involved before acceptance of delivery has occurred. At that time, the warranty period commences.

     In connection with the extended contract performance period, the payment of the purchase price typically is made on installment basis. Although the terms vary, generally 10% of a purchase price is withheld pending acceptance of delivery of the products and an additional 5% is withheld pending the duration of the warranty period.

EMPLOYEES

     At September 1, 1996, the Company had 135 full-time salaried employees, 122 of whom are in China. Of the full-time personnel in China, 20 are expatriates and 102 are Chinese nationals. Of the Company's China-based employees, 22 are considered administrative personnel, 21 are engineering personnel and the remainder are sales personnel. No employee of the Company currently is represented by a labor union. Management considers its employee relations to be good.

     The Company intends to add employees as necessary to meet its management, marketing, sales and technical service needs from time to time. To date, the Company has been able to attract and retain highly qualified professionals and other administrative personnel as required by its business. The Company believes that the future success and development of the Company is dependent to a significant degree on its ability to continue to attract such individuals.

FACILITIES


     The Company's representative headquarters in China are located at a 12,000 square foot facility in Beijing pursuant to a lease expiring June 30, 2001. The Company also leases regional offices in the Chinese cities of Shanghai, Guangzou and Tianjin comprised of approximately 700, 350 and 700 square feet, respectively, each lease expiring yearly. The Company's executive and administrative offices are located in Bethesda, Maryland, which provides access to nearby Washington, D.C. The lease for the Bethesda office, which consists of approximately 2,700 square feet, expires on May 31, 1999. On November 8, 1995, the Company entered into a five year lease for a four story building of approximately 43,500 square feet in Beijing. The Company plans to utilize two floors of the building for Beijing United's proposed birthing center and pediatric clinic. Aggregate rental expense was approximately $348,000 and $468,000 for the year ended December 31, 1995, and the nine months ended September 30, 1996, respectively. The Company's current aggregate annual rent is $519,000.


     The Company believes that the current facilities will be sufficient to satisfy the Company's current requirements. In its strategy to expand operations, however, the Company will explore new territories in China and will seek to open new offices and will consider opening new clinics. Although the Company believes that office space will be available at affordable prices, no assurance can be given. The Company believes that, in the event any of the existing leases that expire within five years are not renewed, adequate alternative space is available in the same areas at comparable rates.

LEGAL PROCEEDINGS

     There are no pending material legal proceedings to which the Company or any of its properties is subject, nor to the knowledge of the Company, are any such legal proceedings threatened.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The officers and directors of the Company, their ages and present positions held with the Company are as follows:

             NAME                 AGE                      POSITIONS WITH THE COMPANY
-------------------------------   ---   ----------------------------------------------------------------
Roberta Lipson(1)..............   41    Chairperson of the Board of Directors,
                                          Chief Executive Officer and President
Elyse Beth Silverberg(1).......   39    Executive Vice President, Secretary and Director
Lawrence Pemble................   39    Executive Vice President Finance and Business Development and
                                          Director
Robert C. Goodwin, Jr..........   55    Executive Vice President Operations, Treasurer, Assistant
                                          Secretary, General Counsel and Director
Morris Lipson(1)(2)............   74    Director
A. Kenneth Nilsson(2)..........   63    Director
Julius Y. Oestreicher(2).......   66    Director

------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

                            ------------------------
     The following is a brief summary of the background of each director and executive officer of the Company:

     ROBERTA LIPSON co-founded the Company in 1981. Ms. Lipson has served as the Chairperson of the Board of Directors, Chief Executive Officer and President since that time. From 1979 until founding the Company in 1981, Ms. Lipson was employed in China by Sobin Chemical, Inc., a worldwide trading company, as Marketing Manager, coordinating marketing and sales of various equipment in China. Ms. Lipson was employed by Schering-Plough Corp. in the area of product marketing until 1979. Ms. Lipson received a B.A. degree in East Asian Studies from Brandeis University and an M.B.A. from Columbia University Graduate School of Business. Ms. Lipson is the daughter of Morris Lipson.

     ELYSE BETH SILVERBERG co-founded the Company in 1981. Ms. Silverberg has served as the Company's Executive Vice President and Secretary and as a Director since that time. Prior to founding the Company, from 1980 to 1981, Ms. Silverberg worked with Ms. Lipson at Sobin Chemical, Inc. and was an intern in China with the National Council for U.S.-China Trade from 1979 to 1980. Ms. Silverberg received a B.A. degree in Chinese Studies and History from the State University of New York at Albany.

     LAWRENCE PEMBLE joined the Company in 1984 and has served as Executive Vice President Finance and Business Development since January 1996. From 1986 until 1996, Mr. Pemble served as Vice President of Marketing. From 1986 through April 1992 and September 1993 to the present, Mr. Pemble has also served as a Director of the Company. Prior to joining the Company, Mr. Pemble was employed by China Books and Periodicals, Inc. as Manager, East Coast Center. Mr. Pemble received a B.A. degree in Chinese Studies and Linguistics from the State University of New York at Albany.

     ROBERT C. GOODWIN, JR. has served as Executive Vice President Operations since January 1996, as Assistant Secretary since June 1995 and as General Counsel, Treasurer and a Director of the Company since October 1992. In addition to his other duties, from October 1992 until January 1996, Mr. Goodwin served as Vice President of Operations for the Company. Prior to joining the Company, Mr. Goodwin was engaged in the private practice of law from 1979 to 1992, with a specialty in international law, in Washington, D.C. and had served as the Company's outside counsel since 1984. Prior to such employment, Mr. Goodwin served for two years as the Assistant General Counsel for International Trade and Emergency Preparedness for the United States Department of Energy and for three years as the Deputy Assistant General Counsel for the Federal Energy Administration. From 1969 until 1974, Mr. Goodwin served as an attorney-advisor for the U.S. Department of Commerce. Mr. Goodwin received a B.A. degree from Fordham University and a J.D. from Georgetown University Law Center.

     MORRIS LIPSON has served as a Director of the Company since its founding in 1981. He is the founder and President of Lipson Bros., Inc., a garment manufacturing company in New York since 1946. Mr. Lipson is the father of Roberta Lipson.

     A. KENNETH NILSSON has served as a Director of the Company since January 1996. Since 1989, Mr. Nilsson has served as Chairman of Eureka Group, Inc., a consulting firm he founded in 1972. Prior to 1989, Mr. Nilsson served as Vice Chairman of Cooper Companies, Inc., President of Cooper Laboratories, Inc., and President of Cooper Lasersonics, Inc. He previously served as an officer of Max Factor & Co., Ltd. and of Pfizer International, Inc. Mr. Nilsson received a B.A. degree in Telecommunications from the University of Southern California and a M.A. in Political Science from the University of California.

     JULIUS Y. OESTREICHER has served as a Director of the Company since January 1996. Mr. Oestreicher has been a partner with the law firm of Oestreicher & Ennis, LLP and its predecessor firms for thirty years, engaged primarily in estate, tax and business law. He is a Certified Public Accountant admitted in New York State. Mr. Oestreicher received a B.S. degree in Business Administration from City College of New York and a J.D. from Fordham University School of Law.

     All Directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, until they resign or until they have been removed from office. The Company has no executive or nominating committee. The Board of Directors has established a Compensation Committee, which currently is composed of Roberta Lipson, Elyse Beth Silverberg and Morris Lipson. The Compensation Committee was established to administer the Company's 1994 Stock Option Plan, make other relevant compensation decisions of the Company and such other matters relating to compensation as may be prescribed by the Board of Directors. The Audit Committee currently is composed of Morris Lipson, A. Kenneth Nilsson and Julius
Y. Oestreicher. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the Company's most highly compensated executive officers whose compensation was in excess of $100,000 during the year ended December 31, 1995.

                                               ANNUAL COMPENSATION                            LONG TERM
                                   -------------------------------------------              COMPENSATION
                                                                     OTHER        ---------------------------------
                                                                     ANNUAL       RESTRICTED           SHARES
NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS     COMPENSATION    STOCK AWARD    UNDERLYING OPTIONS
--------------------------------   ----    --------    -------    ------------    -----------    ------------------

Roberta Lipson .................   1995    $135,000      --           --              --              --
  Chairperson of the Board,        1994    $118,483      --           --              --              --
  Chief Executive Officer and      1993    $ 30,000      --           --              --              --
  President
Elyse Beth Silverberg, .........   1995    $130,000      --         $ 23,600(1)       --              --
  Executive Vice President and     1994    $108,333      --         $ 22,565(1)       --              --
  Secretary
Lawrence Pemble, ...............   1995    $123,733      --           --              --              --
  Executive Vice President         1994    $106,020    $55,000        --              --              --
  Finance and Business             1993    $ 36,110      --           --           $ 250,000(2)       --
  Development
Robert C. Goodwin, Jr. .........   1995    $110,000      --           --              --              --
  Executive Vice President         1994    $103,769    $20,000        --              --               16,000
  Operations, General Counsel,
  Assistant Secretary and
  Treasurer

------------

(1) Includes yearly rental expense in the amount of $9,400 for Ms. Silverberg's housing in China and tuition expense in the amounts of $14,200 for 1995 and $13,165 for 1994 for Ms. Silverberg's son in China.

(2) Mr. Pemble was issued 100,000 restricted shares of the Company's Common Stock in October 1993 in connection with his resumption of full-time employment with the Company. Such restricted shares, which were converted to restricted shares of the Company's Class B Common Stock in April 1994, were valued at $250,000 for financial reporting purposes. The value of such restricted shares as of December 31, 1995 was $531,250 (calculated by multiplying the market value of one share of the Company's unrestricted Common Stock on that date by the number of such restricted shares).

EMPLOYMENT AGREEMENTS

     In May 1994, the Company entered into a three-year employment agreement with each of Mmes. Lipson and Silverberg and Messrs. Pemble and Goodwin, which as amended or revised to date, provide for annual base salaries of $167,670, $161,460, $155,250 and $136,620, respectively. Each such executive officer also receives additional benefits, including those generally provided to other executive officers of the Company. In addition, Mmes. Lipson and Silverberg also receive reimbursement of expenses relating to residing in China. The Company's Board of Directors also may grant bonuses or increase the base salary payable to any executive. The employment agreements also contain non-competition provisions that preclude each executive from competing with the Company for a period of two years from the date of his or her termination of employment unless his or her employment is terminated by the Company without cause, as such term is defined in the employment agreements.

     The Company has obtained individual term life insurance policies covering Roberta Lipson and Elyse Beth Silverberg in the amount of $2,000,000 per person. The Company is the sole beneficiary under these policies.

     In accordance with the terms of an agreement between the Underwriter and the Company, the Company has agreed that the annual salary and bonuses of the executive officers will not increase for 13 months after the closing of this Offering.

     In conformity with the Company's policy, all of its directors and officers execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. The Company's employment agreements with Mmes. Lipson and Silverberg and Messrs. Pemble and Goodwin also contain non-competition provisions that preclude each employee from competing in certain respects with the Company for a period of two years from the date of his or her termination of employment unless his or her employment is terminated by the Company without cause, as such term is defined in the employment agreements. Public policy limitations and the difficulty of obtaining injunctive relief may impair the Company's ability to enforce the non-competition and nondisclosure covenants made by its employees.

COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company is paid for service on the Board of Directors a retainer at the rate of $1,000 per annum and an additional $500 for each meeting of the Board of Directors attended. The Company also reimburses each Director for reasonable expenses in attending meetings of the Board of Directors. Directors who are also employees of the Company are not separately compensated for their services as Directors.

STOCK OPTION PLAN

     In April 1994, the Board of Directors adopted and the shareholders approved the Company's 1994 Stock Option Plan. In July 1994, the Board of Directors adopted and the shareholders approved an amendment to the 1994 Stock Option Plan (as amended, the 'Plan'). The Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ('Incentive Stock Options') within the meaning of Section 422A of the Code to certain employees and consultants and (ii) options not intended to so qualify to employees, directors and consultants. The total number of shares of Common Stock for which options may be granted under the Plan is 228,000 shares. As of the date of this Prospectus, the Company has granted options to purchase 168,060 shares of Common Stock to employees and consultants in accordance with the terms of the Plan, at exercise prices ranging from $3.38 to $5.30 per share.

     The Plan may be administered by the Board of Directors or a committee of the Board of Directors, which determines the terms of options, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee. The exercise price of all stock options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the date of grant. The term of each option granted pursuant to the Plan may be established by the Board, or a committee of the Board, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, the maximum term is five years.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to the stock ownership of each person known by the Company to be the beneficial owner of more than five percent of the Company's Class B Common Stock or Common Stock, of the Company's directors, each person named in the Executive Compensation Table and all executive officers and directors as a group, as of the date of this Prospectus. Neither prior to nor immediately following this Offering will any officer, director or 5% shareholder known to the Company own any shares of Common Stock:


                                            AMOUNT AND NATURE
                                              OF BENEFICIAL                PERCENTAGE OWNERSHIP
                                             OWNERSHIP(2)(3):               OF ALL COMMON STOCK         PERCENTAGE OF
                                         ------------------------               OUTSTANDING                 VOTING
                                                         CLASS B       -----------------------------        POWER
    NAME AND ADDRESS OF BENEFICIAL        COMMON         COMMON          BEFORE           AFTER             AFTER
            SHAREHOLDER(1)                 STOCK        STOCK(4)(6)    OFFERING(4)    OFFERING(4)(5)    OFFERING(5)(6)
--------------------------------------   ---------      ---------      -----------    --------------    --------------


Roberta Lipson........................     486,000(7)   1,040,000(8)       35.3%           22.0%             39.7%

Elyse Beth Silverberg.................     324,000(9)     680,000          24.1%           14.8%             26.3%

Lawrence Pemble.......................      98,000(10)    200,000           7.6%            4.6%              7.9%

Robert C. Goodwin, Jr.................      18,000(11)          0         *               *                 *

Morris Lipson.........................      60,000(12)     80,000(13)       3.6%            2.2%              3.3%
  3899 Live Oak Blvd.
  Del Ray Beach, Florida

A. Kenneth Nilsson....................       1,000              0         *               *                 *
  P.O. Box 2510
  Monterey, California

Julius Y. Oestreicher.................      74,000(14)          0           1.9%            1.1%            *
  235 Mamaroneck Avenue
  White Plains, New York
All Executive Officers and Directors
  as a Group (7 persons)..............   1,061,000(15)  2,000,000          62.7%           40.9%             74.7%


------------

* Less than 1%

 (1) Unless otherwise indicated, the business address of each person named in the table is c/o U.S.-China Industrial Exchange, Inc., 7201 Wisconsin Avenue, Bethesda, Maryland 20814.

 (2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares indicated.

 (3) Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended.


 (4) Based on an aggregate of 3,840,000 shares of Common Stock and Class B Common Stock outstanding prior to this Offering and an aggregate of 6,440,000 shares of Common Stock and Class B Common Stock immediately after this Offering (each Unit consisting of the maximum 260 shares). Mmes. Lipson and Silverberg and Mr. Pemble have placed 240,000, 153,000 and 51,000 shares, respectively, of Class B Common Stock in escrow and may vote, but not dispose of, any of such shares during the term of the escrow agreement. See 'Escrow Shares' below.



 (5) Assumes the issuance of 2,600,000 shares of Common Stock contained in the Units offered by the Company hereby and no exercise of (i) any Warrants offered thereby, (ii) the Unit Purchase Option, (iii) the Underwriter's Over-Allotment Option and (iv) options to purchase shares of Common Stock reserved for issuance under the Company's 1994 Stock Option Plan. For the purposes of this calculation, the Common Stock and the Class B Common Stock are treated as a single class of Common Stock.


 (6) The Class B Common Stock is entitled to six votes per share, whereas the Common Stock is entitled to one vote per share.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) Consists of shares that may be purchased pursuant to Class A Warrants and Class B Warrants.

 (8) Includes 40,000 shares held by the Ariel Benjamin Lee Trust, of which Ms. Lipson is a Trustee.

 (9) Consists of shares that may be purchased pursuant to Class A Warrants and Class B Warrants.

(10) Includes 96,000 shares that may be purchased pursuant to Class A Warrants and Class B Warrants.

(11) Includes 3,000 shares that may be purchased pursuant to Class A Warrants and Class B Warrants and 14,000 shares that may be purchased pursuant to currently-exercisable stock options.

(12) Includes 45,000 shares that may be purchased pursuant to Class A Warrants and Class B Warrants.


(13) Consists of 40,000 shares held by the Daniel Lipson Plafker Trust and 40,000 shares held by the Jonathan Lipson Plafker Trust, for both of which Mr. Lipson is a Trustee.


(14) Does not include 40,000 shares of Common Stock beneficially owned by Mr. Oestreicher's wife, which includes 30,000 shares that may be purchased pursuant to Class A Warrants and Class B Warrants, as to which Mr. Oestreicher disclaims beneficial ownership. Includes 64,000 shares issuable upon the exercise of 16,000 Unit Purchase Options, as defined below. Each option consists of one share of Common Stock, one Class A Warrant and one Class B Warrant. Also includes 10,000 shares that may be purchased pursuant to currently-exercisable stock options.


(15) Includes an aggregate of 1,042,000 shares that may be purchased pursuant to
     Unit   Purchase   Options,  Class   A  Warrants,   Class  B   Warrants  and
     currently-exercisable stock options.


ESCROW SHARES

     Of the 2,000,000 shares of Class B Common Stock outstanding on the date hereof, 450,000 shares (the 'Escrow Shares') are held in escrow and will not be assignable nor transferable (but may be voted) until such time, if ever, as the Escrow Shares are released from escrow in accordance with terms of the escrow agreement. Each current holder of Class B Common Stock of the Company has contributed pro rata to the number of Escrow Shares in accordance with their percentage ownership of Class B Common Stock. All Escrow Shares remaining in escrow on March 31, 1999 will be forfeited and then canceled and contributed to the Company's capital. The arrangement relating to the Escrow Shares was required by the Underwriter as a condition to the Company's initial public offering.

     A shareholder's rights to his or her shares in escrow are not affected by any change in his or her status as an employee, officer or director of, or his or her relationship with, the Company, and, in the event of such shareholder's death, the terms of the escrow agreement will be binding on such shareholder's executor, administrator, estate and legatees.

     All Escrow Shares will be released from escrow if and only if either: (a) the Minimum Pretax Income (as defined below) is at least $3,000,000 for the fiscal year ending December 31, 1996, or (b) the Minimum Pretax Income is at least $3,750,000 for the fiscal year ending December 31, 1997, or (c) the Minimum Pretax Income is at least $5,000,000 for the fiscal year ending December 31, 1998, or (d) the closing bid price of the Common Stock averages in excess of $17.50 per share (subject to adjustment in the event of any stock split, dividend or distribution, reverse stock split or other similar event) for 20 consecutive trading days at any time prior to August 18, 1997.


     'Minimum Pretax Income' means for any fiscal year the Company's income before provision for income taxes and exclusive of any extraordinary earnings but inclusive of charges to income, if any, resulting from the release of any Escrow Shares, all as reflected on the Company's audited financial statements. For purposes of calculating Minimum Pretax Income, if additional shares of Common Stock are issued, then the foregoing Minimum Pretax Income levels for any year would increase proportionately. Accordingly, the Minimum Pretax Income levels set forth above shall be adjusted proportionately to reflect the issuance of shares of Common Stock, including shares of Common Stock issuable upon exercise of Warrants, in this Offering.

                           DESCRIPTION OF SECURITIES

GENERAL


     The authorized capital stock of the Company consists of 28,000,000 shares of Common Stock, $.01 par value per share, of which 1,840,000 are issued and outstanding, 2,000,000 shares of Class B Common Stock, $.01 par value per share, all of which are outstanding, and 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are outstanding. As of October 9, 1996, the Company had nine record holders of its Common Stock and five holders of its Class B Common Stock.


UNITS


     Each Unit consists of a minimum of 160 and a maximum of 260 IPO Units. Each IPO Unit consists of one share of Common Stock, one redeemable Class A Warrant and one redeemable Class B Warrant. Each redeemable Class A Warrant entitles the holder to purchase one share of Common Stock and one redeemable Class B Warrant. Each Class B Warrant entitles the holder to purchase one share of Common Stock. The Common Stock, Class A Warrants and Class B Warrants comprising the IPO Units are immediately separately transferable.


COMMON STOCK

     Holders of Common Stock have one vote per share on each matter submitted to a vote of the shareholders and a ratable right to the net assets of the Company upon liquidation. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the shareholders, subject to the preferential rights of the Preferred Stock. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable.

CLASS B COMMON STOCK

     The Class B Common Stock and the Common Stock are substantially identical on a share-for-share basis, except that the holders of Class B Common Stock have six votes per share on each matter considered by shareholders and the holders of the Common Stock have one vote per share on each matter considered by shareholders. The difference in voting rights increases the voting power of the holders of Class B Common Stock and accordingly has an anti-takeover effect. The existence of the Class B Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the shareholders of the Company other than the holders of Class B Common Stock. Thus, the shareholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the holders of Class B Common Stock in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by the Board of Directors, may be under the control of the holders of Class B Common Stock, and if shareholder approval were required, the approval of the holders of Class B Common Stock will be necessary before any such business combination can be consummated.

     Each share of Class B Common Stock is automatically converted into one share of Common Stock upon (i) the death of the original holder thereof, or, if such shares are subject to a shareholders agreement or voting trust granting the power to vote such shares to another original holder of Class B Common Stock, then upon the death of such other original holder, or (ii) the sale or transfer to any person other than the following transferees: (a) the spouse of a holder of Class B Common Stock; (b)
any lineal descendants of a holder of Class B Common Stock, including adopted children (said descendants, together with the holder of Class B Common Stock and his or her spouse are hereinafter referred to as 'Family Members'); (c) a trust for the sole benefit of a Class B Common shareholder's Family Members; (d) a partnership made up exclusively of Class B Common shareholders and their Family Members or a corporation wholly owned by a holder of Class B Common Stock and their Family Members, and (e) any other holder of Class B Common Stock thereof. Mmes. Lipson and Silverberg, Mr. Pemble and certain trusts for the benefit of members of the families of Mmes. Lipson and Silverberg hold all of the outstanding shares of Class B Common Stock. Presently, there are 2,000,000 shares of Class B Common Stock issued and outstanding. There are no options and warrants to purchase Class B Common Stock currently outstanding.

WARRANTS

     Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one Class B Warrant, at an exercise price of $6.50 until August 18, 1999. The Class A Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class A Warrant, provided the average closing bid price of the Company's Common Stock in the over-the-counter market as reported by The Nasdaq SmallCap Market or the average last reported sale price as reported by the Nasdaq National Market for any 20 consecutive business days ending within 15 days of the notice of redemption exceeds $9.10 per share (subject to adjustment by the Company, as described below, in the event of any reverse stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class A Warrant. All Class A Warrants must be redeemed if any are redeemed; provided, however, that the Class A Warrants underlying the Unit Purchase Options may only be redeemed under limited circumstances. See 'Underwriting.' There currently are 2,140,000 Outstanding Class A Warrants.

     Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.75 per share at any time from the later of its date of issuance or the date of this Prospectus until August 18, 1999. The Class B Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class B Warrant, provided the average closing bid price of the Company's Common Stock on the over-the-counter market as reported by The Nasdaq SmallCap Market or the average last reported sale price as reported by the Nasdaq National Market for any 20 consecutive business days ending within 15 days of the notice of redemption exceeds $12.25 per share (subject to adjustment by the Company, as described below, in the event of any reverse, stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class B Warrant. All Class B Warrants must be redeemed if any are redeemed; provided, however, that the Class B Warrants subject to the Unit Purchase Options may only be redeemed under limited circumstances. See 'Underwriting.' There currently are 2,140,000 outstanding Class B Warrants.

     The Class A Warrants and Class B Warrants (collectively, the 'Warrants') will be issued pursuant to a warrant agreement (the 'Warrant Agreement') among the Company, the Underwriter and American Stock Transfer & Trust Company as warrant agent (the 'Warrant Agent'), and will be evidenced by warrant certificates in registered form. The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of, or to imply that, any price increases will occur in the Company's securities. The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon exercise of the Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock or the issuance of shares of Common Stock at less than the market price of the Common Stock. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company for less than the market value, a merger or other unusual events (other than share issuances pursuant to employee benefit and stock incentive plans for directors, officers and employees of the Company) so as to enable holders of Warrant, to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the kind and number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrant. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Warrants.

     The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of 'Election of Purchase' on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of Warrants being exercised. Shares of Common Stock issuable upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

     The Warrants do not confer upon the holders of Warrants any voting or other rights of the shareholders of the Company. Upon notice to the holders of Warrants, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants. Although this right is intended to benefit the holders of Warrants, to the extent the Company exercises this right when the Warrants would otherwise be exercisable at a price higher than the prevailing market price of the Common Stock, the likelihood of exercise, and resultant increase in the number of shares outstanding, may result in making more costly, or impeding, a change in control in the Company.

     The  description  above  is  subject  to  the  provisions  of  the  Warrant
Agreement, as amended, which has been filed as an exhibit to the Registration Statement, of which this Prospectus forms a part, and reference is made to such exhibit for a detailed description thereof.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of 'blank check' preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

UNIT PURCHASE OPTION

     See 'Underwriting' for a description of the material terms of the Unit Purchase Option to be issued by the Company to the Underwriter upon completion of this Offering.

TRANSFER AGENT AND WARRANT AGENT


     The Company's transfer and warrant agent for the IPO Units, Common Stock and Warrants is American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Immediately prior to this Offering, the Company will have outstanding an aggregate of 3,840,000 shares of Common Stock and Class B Common Stock (assuming no exercise of the Underwriter's Over-Allotment Option). In addition, an aggregate of 4,280,000 shares of Common Stock are issuable pursuant to the Outstanding Class A Warrants and Outstanding Class B Warrants. Of all such shares, the 2,000,000 shares of Common Stock issuable upon conversion of the currently outstanding Class B Common Stock will be eligible for sale under Rule 144 (subject to the restrictions on transfer agreed to between the current shareholders and the Underwriter, as set forth below, and the restrictions on transfer with respect to the Escrow Shares) and will be freely transferable without restriction under the Securities Act except for any shares purchased by any person who is or thereby becomes an 'affiliate' of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. Of the 3,840,000 shares of Common Stock outstanding prior to this Offering, 2,000,000 are 'restricted securities' as that term is defined under Rule 144 (all of which are shares of Class B Common Stock, which are not transferable except to certain permitted transferees).

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), with respect to restricted securities that satisfy a two-year holding period, may sell within any three-month period a number of restricted shares which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company, with respect to restricted securities that satisfy a three-year holding period, without regard to the volume or other resale limitations. For shares issued in consideration of an unsecured or non-recourse promissory note, the holding period does not commence until the note is paid in full. The above is a brief summary of Rule 144 and is not intended to be a complete description of the Rule.

     The 'restricted' Common Stock currently is eligible for sale pursuant to Rule 144. However, holders of all of the outstanding Common Stock have agreed not to sell, assign or transfer any of their shares of Common Stock, options or warrants for a period of 13 months after the closing date of this Offering without the prior consent of the Underwriter. In addition, the Company has granted certain registration rights with respect to the Unit Purchase Option and the Units and securities underlying those options. See 'Underwriting.'

     Following this Offering, no predictions can be made of the effect, if any, of future public sales of restricted shares or the availability of restricted shares for sale in the public market. Moreover, the Company cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 or Rule 701 because such sales will depend on, among other factors, the market price of the Common Stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of Common Stock acquired through the exercise of the Class A Warrants and Class B Warrants, under Rule 144 or Rule 701, other options or the Unit Purchase Option could adversely affect prevailing market prices for the Common Stock.


     Commencing one year from the date of this Prospectus, the Underwriter has the right to two demand registrations of the IPO Units underlying its Unit Purchase Option. The holder(s) of the Unit Purchase Option also will have piggyback registration rights. These registration rights are in addition to the registration rights granted to the holders of the outstanding unit purchase options issued to the underwriter and a finder in connection with the initial public offering of the Company in August 1994. These outstanding unit purchase options represent the right to purchase in the aggregate up to 160,000 IPO Units exercisable at $6.75 per IPO Unit until August 18, 1999. The registration rights relating to these outstanding unit purchase options consist of the right to two demand registrations of the IPO Units thereunder and piggyback registration rights. The exercise of the registration rights relating to the Unit Purchase Option or the outstanding unit purchase options may involve substantial expense to the Company and have a depressive effect on the market price of the Company's securities.

                                  UNDERWRITING

     D.H. Blair Investment Banking Corp. (the 'Underwriter') has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase the 10,000 Units offered hereby from the Company on a 'firm commitment' basis, if any are purchased. It is expected that D.H. Blair & Co., Inc. ('Blair & Co.') will distribute as a selling group member substantially all of the Units offered hereby. Blair & Co. is substantially owned by family members of J. Morton Davis. Mr. Davis is the sole stockholder of the Underwriter.

     The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus, and that it may allow, to selected dealers who are members of the National Association of Securities Dealers, Inc. (the 'NASD') concessions, not in excess of $ per Unit, of which not in excess of $ per Unit may be reallowed to other dealers who are members of the NASD. After the public offering, the public offering price, concessions and reallowances may be changed by the Underwriter.

     The Company has granted an option to the Underwriter exercisable during the 45-day period from the date of this Prospectus, to purchase up to 1,500 additional Units at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriter may exercise this option in whole, or, from time to time, in part, solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Units offered hereby.

     The Company has agreed to pay to the Underwriter a non-accountable expense allowance representing 3% of the aggregate offering price of the Units offered hereby (plus 3% of the aggregate offering price of any Units purchased pursuant to the Underwriter's Over-Allotment Option), $30,000 of which has been paid to date.


     The Company has agreed to sell to the Underwriter and its designees, on the closing date of this Offering, for nominal cost, the Unit Purchase Option (the 'Unit Purchase Option') to purchase up to 1,000 Units at an exercise price of $1,300 per Unit (130% of the initial public offering price), subject to certain anti-dilution provisions. The Units purchasable upon exercise of the Unit Purchase Option are identical to the Units offered hereby, except that the Warrants contained therein are not subject to redemption nor are callable by the Company unless on the redemption date, the Unit Purchase Option has been exercised and the underlying Warrants are outstanding. The Unit Purchase Option will be exercisable during the three-year period commencing two years from the date of this Prospectus; provided that after the expiration of the Warrants, the Unit Purchase Option will only be exercisable for shares of Common Stock. The Unit Purchase Option may not be transferred, sold, assigned or hypothecated for two years from the date of this Prospectus except to any National Association of Securities Dealers, Inc. ('NASD') member participating in the offering or any officers of the Underwriter or any such NASD member. The Company has agreed to register under the Securities Act at its expense on one occasion, and at the expense of the Underwriter on another occasion, the Unit Purchase Option and/or underlying securities at the request of the holder thereof. The Company has also agreed to certain 'piggy-back' registration rights for the holders of the Unit Purchase Option and/or the underlying securities.


     For the life of the Unit Purchase Option, the holders are given the opportunity to profit from a rise in the market price of the Company's Common Stock and Warrants with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise additional equity capital while the Unit Purchase Option is outstanding and, at any time when the holders of the Unit Purchase Option might be expected to exercise it, the Company would probably be able to obtain equity capital on terms more favorable than those provided in the Unit Purchase Option.

     All holders of 1% or more all of the issued and outstanding Common Stock of the Company have agreed not to sell, transfer or assign any of their shares of Common Stock, options or warrants without the prior written consent of the Underwriter for a period of 13 months from the closing date of this Offering.

     In connection with this Offering, the Company has extended the term of the agreement providing for the payment of a fee to the Underwriter in the event the Underwriter is responsible for a merger or other acquisition transaction to which the Company is a party until four years from the date of this Prospectus.

     The Underwriter acted as the sole underwriter for the Company's initial public offering in August 1994. In connection therewith, the Underwriter received a unit purchase option to purchase up to 144,000 option units, each option unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, at an exercise price of $6.75 per option unit, exercisable for a period of two years commencing in August 1997.

     The Underwriting Agreement provides for reciprocal indemnification  between
the   Company  and  the  Underwriter   against  certain  liabilities,  including
liabilities under the Securities Act.


     The Company has agreed with the Underwriter not to solicit Warrant exercises other than through the Underwriter. Upon exercise of the Warrants, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price (the 'Warrant Fee') if (i) the market price of the Company's Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD;
(iii) the Warrantholder designates in writing that the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. and designates in writing the broker-dealer to receive compensation for such exercise; (iv) the Warrant is not held in a discretionary account; (v) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and (vi) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 promulgated under the 1934 Act or respective state blue sky laws; provided that in the event any Warrants are exercised prior to one year from the date of this Prospectus, the Underwriter shall only be entitled to receive the Warrant Fee with respect to 2,000,000 Class A Warrants and 4,000,000 Class B Warrants (which include the 2,000,000 Class B Warrants that may be issued on exercise of the Class A Warrants issued in connection with the Company's initial public offering). For purposes of determining which Warrants have been exercised, it will be assumed that the first 2,000,000 Class A Warrants and 4,000,000 Class B Warrants exercised were those issued in connection with the Company's initial public offering. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company. Costs incurred by the Underwriter in connection with the solicitation of Warrant exercises or the redemption of the Warrants shall be borne by the Company, subject to prior written authorization by the Company.


     Unless granted an exemption by the Commission from Rule 10b-6, the Underwriter will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.


     The Underwriter and certain selling group members that currently act as market makers for the Common Stock may engage in 'passive market making' in the Company's securities on Nasdaq in accordance with Rule 10b-6A under the Exchange Act. Rule 10b-6A permits, upon the satisfaction of certain conditions, underwriters and selling group members participating in a distribution that are also Nasdaq market makers in the security being distributed to engage in limited market making transactions during the period when Rule 10b-6 under the Exchange Act would otherwise prohibit such activity. In general, under Rule 10b-6A, any underwriter or selling group member engaged in passive market making in the Company's securities (i) may not effect transactions in, or display bids for, such securities at a price that exceeds the highest bid for such securities displayed on Nasdaq by a market maker that is not participating in the distribution of such securities, (ii) may not have net daily purchases of such Company's securities that exceed 30% of its average daily trading volume in such securities for the two full consecutive calendar months immediately preceding the filing date of the registration statement of which this Prospectus forms a part and (iii) must identify its bids made by a passive market maker.


     The public offering price of the Units and the exercise prices and other terms of the Warrants have been determined by negotiations between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Factors considered in determining the offering price of the Units and the exercise price and other terms of the Warrants include the present state of the Company's development, the future prospects of the Company, an assessment of management, the general condition of the securities markets and other factors deemed relevant.

     The Underwriter has informed the Company that the Commission is conducting an investigation concerning various business activities of the Underwriter and Blair & Co., a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that the Underwriter is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in a formal enforcement action against the Underwriter or Blair & Co. or, if so, whether any such action might have an adverse effect on the Underwriter, Blair & Co. or the securities offered hereby. The Company has been advised that the Underwriter or Blair & Co. intends to make a market in the securities following this Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities.

                                 LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Bachner, Tally, Polevoy & Misher, LLP, New York, New York, has served as counsel to the Underwriter in connection with this Offering.

                                    EXPERTS

     The consolidated financial statements of the Company at December 31, 1995, and for each of the two years in the period ended December 31, 1995 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     Certain of the directors and officers of the Company are or may be residents of China and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. The Company understands that the United States does not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters with China and that there is doubt (i) whether a final judgment for the payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated solely upon the civil liability provisions of the United States federal securities laws, would be enforceable in China against the Company or certain of the Company's officers and directors and (ii) whether an action could be brought in China against the Company or certain of the Company's officers and directors in the first instance on the basis of liability predicated solely upon the provisions of the United States federal securities laws.

                                EXPLANATORY NOTE

     Pursuant to Rule 429 under the Securities Act of 1933 (the 'Act'), this Prospectus also relates to and may be used in connection with securities previously registered under the Act pursuant to

Registration Statement No. 33-78446 and consisting of (i) 5,520,000 shares of Common Stock issuable upon exercise of the Warrants issued in the IPO; (ii) 160,000 shares of Common Stock, Class A Warrants and Class B Warrants issuable upon exercise of unit purchase options received by the Underwriter and a finder in connection with the IPO; (iii) 160,000 shares of Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants; and (iv) 320,000 shares of Common Stock issuable upon exercise of all such Class B Warrants.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'Commission'), Washington, D.C., a Registration Statement on Form SB-2 under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units, reference is hereby made to the Registration Statement, exhibits and schedules which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov). Statements contained in the Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. Such reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. Reports and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company intends to furnish its shareholders and holders of Warrants with annual reports containing audited financial statements and such interim reports as it deems appropriate or as may be required by law.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                          PAGE NO.
                                                                                                          --------

Report of Independent Auditors.........................................................................      F-2
Consolidated Balance Sheets as of December 31, 1995 and September 30, 1996 (unaudited).................      F-3
Consolidated Statements of Operations for the years ended December 31, 1994 and 1995 and the nine
  months ended September 30, 1995 and 1996 (unaudited).................................................      F-4
Consolidated Statements of Cash Flows for the years ended December 31, 1994 and 1995 and the nine
  months ended September 30, 1995 and 1996 (unaudited).................................................      F-5
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1994 and 1995 and the
  nine months ended September 30, 1996 (unaudited).....................................................      F-6
Notes to Consolidated Financial Statements.............................................................      F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
U.S.-China Industrial Exchange, Inc.

We have audited the accompanying consolidated balance sheet of U.S.-China Industrial Exchange, Inc. as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S.-China Industrial Exchange, Inc. at December 31, 1995, and the consolidated results of its operations and its cash flows for the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Vienna, Virginia                          ERNST & YOUNG LLP
February 28, 1996

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                                            DECEMBER 31,    SEPTEMBER 30,
                                                                                1995            1996
                                                                            ------------    -------------
                                                                                             (UNAUDITED)
                                 ASSETS

Current assets:
     Cash & cash equivalents.............................................   $  3,599,000     $ 4,055,000
     Accounts receivable, less allowance of $95,000 (1995) and $110,000
       (1996)............................................................      3,725,000       3,926,000
     Commissions receivable..............................................        962,000         468,000
     Inventories.........................................................      1,215,000       1,830,000
     Current portion -- long term accounts receivable....................      2,396,000       1,471,000
     Other current assets................................................        690,000       1,172,000
                                                                            ------------    -------------
          Total current assets...........................................     12,587,000      12,922,000
     Property & equipment................................................        406,000         482,000
     Accounts receivable, long term......................................      2,348,000       3,750,000
     Other...............................................................         93,000         872,000
                                                                            ------------    -------------
          Total assets...................................................   $ 15,434,000     $18,026,000
                                                                            ------------    -------------
                                                                            ------------    -------------

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses...............................   $  4,139,000     $ 5,326,000
     Accrued contract training...........................................        683,000         798,000
     Current portion-long term accounts payable, net.....................        984,000         217,000
     Income taxes payable................................................        186,000         546,000
                                                                            ------------    -------------
          Total current liabilities......................................      5,992,000       6,887,000
     Long term accounts payable, net.....................................        933,000       1,893,000
                                                                            ------------    -------------
          Total liabilities..............................................      6,925,000       8,780,000
Shareholders' equity:
     Preferred stock, $.01 par value: Authorized -- 5,000,000 shares, none issued
     Common stock, $.01 par value
     Authorized -- 30,000,000 shares (including 2,000,000 designated
       Class B);
     Common stock -- 1,840,000 shares issued and outstanding.............         18,000          18,000
     Common stock -- Class B -- 2,000,000 shares issued and
       outstanding.......................................................         20,000          20,000
     Additional paid in capital..........................................      7,477,000       7,477,000
     Foreign currency equity translation adjustment......................         (8,000)         (8,000)
     Retained earnings...................................................      1,002,000       1,739,000
                                                                            ------------    -------------
          Total shareholders' equity.....................................      8,509,000       9,246,000
                                                                            ------------    -------------
          Total liabilities and shareholders' equity.....................   $ 15,434,000     $18,026,000
                                                                            ------------    -------------
                                                                            ------------    -------------


                             See accompanying notes

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED SEPTEMBER 30,
                                                --------------------------    -----------------------------------
                                                   1994           1995             1995                1996
                                                -----------    -----------    ---------------    ----------------
                                                                                          (UNAUDITED)

Net sales....................................   $10,613,000    $13,002,000      $ 7,697,000        $ 16,832,000
Cost of goods sold...........................     7,658,000      9,667,000        6,020,000           11,821,00
                                                -----------    -----------    ---------------    ----------------
Gross profit on sales........................     2,955,000      3,335,000        1,677,000           5,011,000
Net commission income........................     2,625,000      2,115,000        1,368,000             712,000
                                                -----------    -----------    ---------------    ----------------
TOTAL GROSS PROFIT ON SALES AND NET
  COMMISSION INCOME..........................     5,580,000      5,450,000        3,045,000           5,723,000
Selling, general and administrative
Salaries and payroll taxes...................     1,981,000      2,682,000        1,957,000           2,514,000
Travel and entertainment.....................       931,000      1,440,000          927,000           1,081,000
Other........................................     1,950,000      2,117,000        1,569,000           1,752,000
                                                -----------    -----------    ---------------    ----------------
                                                    718,000       (789,000)      (1,408,000)            376,000
Other income and expenses
     Interest expense........................       (72,000)       (81,000)         (63,000)            (12,000)
     Interest income.........................       152,000        427,000          340,000             269,000
     Miscellaneous income/expenses...........        28,000         (6,000)          (5,000)            547,000
                                                -----------    -----------    ---------------    ----------------
Income (loss) before (provision for)/benefit
  from income taxes..........................       826,000       (449,000)      (1,136,000)          1,180,000
(Provision for)/benefit from income taxes....      (319,000)       132,000          399,000            (443,000)
                                                -----------    -----------    ---------------    ----------------
NET INCOME (LOSS)............................   $   507,000    $  (317,000)     $  (737,000)       $    737,000
                                                -----------    -----------    ---------------    ----------------
                                                -----------    -----------    ---------------    ----------------
NET INCOME (LOSS) PER SHARE..................      $0.23         $(0.09)          $(0.22)             $0.22
                                                -----------    -----------    ---------------    ----------------
                                                -----------    -----------    ---------------    ----------------
Weighted average shares outstanding..........     2,218,000      3,390,000        3,390,000           3,390,000
                                                -----------    -----------    ---------------    ----------------
                                                -----------    -----------    ---------------    ----------------

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   YEAR ENDED DECEMBER 31,       NINE MONTHS ENDED SEPTEMBER 30,
                                                   ------------------------    -----------------------------------
                                                      1994          1995            1995                1996
                                                   ----------    ----------    ---------------    ----------------
                                                                                           (UNAUDITED)

OPERATING ACTIVITIES
Net income (loss)...............................   $  507,000    $ (317,000)     $  (737,000)        $  737,000
Adjustments to reconcile net income (loss) to
  net cash (used in) provided by operating
  activities:
     Depreciation & amortization................       81,000       121,000           97,000             83,000
     Provision for doubtful accounts............       15,000        20,000           15,000             15,000
     Provision for deferred taxes...............      (29,000)       46,000          (22,000)                 0
     Inventory write-down.......................       46,000        95,000           67,000             98,000
     Amortization of discount from investment
       security.................................            0       (91,000)         (91,000)                 0
Changes in operating assets and liabilities:
     Accounts receivable........................   (3,755,000)   (3,602,000)      (1,129,000)          (693,000)
     Commissions receivable.....................     (130,000)      (32,000)         (59,000)           494,000
     Inventories................................       93,000      (652,000)        (625,000)          (713,000)
     Other current assets.......................     (206,000)     (288,000)          34,000           (482,000)
     Other assets...............................     (123,000)      119,000          170,000           (189,000)
     Accounts payable and accrued expenses......    1,329,000     2,866,000        1,172,000          1,495,000
     Income taxes payable.......................      330,000      (263,000)        (407,000)           360,000
                                                   ----------    ----------    ---------------    ----------------
Net cash (used in) provided by operating
  activities....................................   (1,842,000)   (1,978,000)      (1,515,000)         1,205,000
INVESTING ACTIVITIES
Sale/(Purchase) of investment security..........   (2,544,000)    2,635,000        2,635,000           --
Increase in other assets........................       --            --             --                 (590,000)
Purchase of property and equipment..............     (150,000)     (189,000)        (152,000)          (159,000)
                                                   ----------    ----------    ---------------    ----------------
Net cash (used in) provided by investing
  activities                                       (2,694,000)    2,446,000        2,483,000           (749,000)
FINANCING ACTIVITIES
Proceeds from issuance of common stock..........    7,250,000        --             --                 --
Repayment of notes payable to shareholders......     (723,000)       --             --                 --
                                                   ----------    ----------    ---------------    ----------------
Net cash provided by financing activities.......    6,527,000        --             --                 --
                                                   ----------    ----------    ---------------    ----------------
Effect of foreign exchange rate changes on cash
  and cash equivalents..........................       --            (8,000)          (9,000)          --
                                                   ----------    ----------    ---------------    ----------------
Net increase (decrease) in cash and cash
  equivalents...................................    1,991,000       460,000          959,000            456,000
Cash and cash equivalents at beginning of
  period........................................    1,148,000     3,139,000        3,139,000          3,599,000
                                                   ----------    ----------    ---------------    ----------------
Cash and cash equivalents at end of period......   $3,139,000    $3,599,000      $ 4,098,000         $4,055,000
                                                   ----------    ----------    ---------------    ----------------
                                                   ----------    ----------    ---------------    ----------------
Supplemental disclosure of cash flow information
Cash paid for interest..........................   $   33,000    $    3,000      $     2,000         $ --
                                                   ----------    ----------    ---------------    ----------------
                                                   ----------    ----------    ---------------    ----------------
Cash paid for income taxes......................   $   19,000    $   31,000      $    34,000         $   33,000
                                                   ----------    ----------    ---------------    ----------------
                                                   ----------    ----------    ---------------    ----------------


                             See accompanying notes

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1994 AND 1995 AND NINE MONTHS ENDED SEPTEMBER 30, 1996


                                         COMMON STOCK                        COMMON STOCK -- CLASS B                 ADDITIONAL
                                      -------------------      ---------------------------------------------------    PAID-IN
                                       SHARES     AMOUNT                SHARES                     AMOUNT             CAPITAL
                                      ---------   -------      ------------------------   ------------------------   ----------

Balance at January 1, 1994..........     --       $ --                 2,000,000                 $   20,000          $  245,000
Issuance of stock...................  1,840,000   18,000              --                         --                   7,232,000
Net income for 1994.................     --         --                --                         --                      --
Balance at December 31, 1994........  1,840,000   18,000               2,000,000                     20,000           7,477,000
Net loss for 1995...................     --         --                --                         --                      --
                                      ---------   -------             ----------                 ----------          ----------
Balance at December 31, 1995........  1,840,000   18,000               2,000,000                     20,000           7,477,000
Net income for nine months ended
  September 30, 1996 (unaudited)....     --         --                --                         --                      --
                                      ---------   -------             ----------                 ----------          ----------
Balance at September 30, 1996
  (unaudited).......................  1,840,000   $18,000              2,000,000                 $   20,000          $7,477,000
                                      ---------   -------             ----------                 ----------          ----------
                                      ---------   -------             ----------                 ----------          ----------


                                       RETAINED    TRANSLATION
                                       EARNINGS    ADJUSTMENT     TOTAL
                                      ----------   ----------   ----------
Balance at January 1, 1994..........  $  812,000      --        $1,077,000
Issuance of stock...................      --          --         7,250,000
Net income for 1994.................     507,000      --           507,000
Balance at December 31, 1994........   1,319,000      --         8,834,000
Net loss for 1995...................    (317,000)     (8,000)     (325,000)
                                      ----------   ----------   ----------
Balance at December 31, 1995........   1,002,000      (8,000)    8,509,000
Net income for nine months ended
  September 30, 1996 (unaudited)....     737,000      --           737,000
                                      ----------   ----------   ----------
Balance at September 30, 1996
  (unaudited).......................  $1,739,000    $ (8,000)   $9,246,000
                                      ----------   ----------   ----------
                                      ----------   ----------   ----------


                             See accompanying notes

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

Organization and Description of Business

     U.S.-China   Industrial   Exchange,   Inc.  (the   Company)   is   a  sales
representative in China for several major U.S., European, and other manufacturers of high-technology medical equipment, construction, mining and other industrial machinery and scientific research instrumentation. The Company markets and sells these products in China, and provides marketing, sales and technical services for the products. Substantially all sales, commissions and purchases are denominated in U.S. dollars.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Chindex, Inc., Chindex Holdings International Trade (Tianjin), Chindex Hong Kong and the Beijing United Family Health Center. Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

     Sales  and  most commissions  are recognized  upon product  shipment. Costs
associated  with  installation,  after-sale  servicing  and  warranty  are   not
significant and are recognized in cost of sales as they are incurred.

Inventories

     Inventory purchased to fill signed sales contracts that remain undelivered at year-end (Contract inventory) and inventory of peripheral components are stated at the lower of cost or market using the specific identification method. Certain items are purchased for demonstration purposes and subsequent sale (Demonstration inventory). Management monitors the salability of such demonstration inventory and reduces the carrying amount to net realizable value when there is any impairment in value.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed on the straight line method over the estimated useful lives of the related assets. Useful lives for office equipment, vehicles and furniture and fixtures range from 5 to 7 years. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term.

Long Term Receivables and Payables

     Long term receivables and payables are recorded at estimated present values determined based on current rates of interest. Imputed interest is recognized using the effective interest method.

Income Taxes

     Provisions for income taxes are based upon earnings reported for financial statement purposes and may differ from amounts currently payable or receivable because certain amounts may be recognized for financial reporting purposes in different periods than they are for income tax purposes. Deferred

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

income taxes result from temporary differences between the financial statement amounts of assets and liabilities and their respective tax bases.

Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Earnings Per Share

     Earnings per share is based on the average number of common and common equivalent shares outstanding during the year. Shares of common stock placed in escrow at completion of the initial public offering (Note 5) have been excluded from the calculation of earnings per share. In addition, shares have been adjusted to give effect to the stock splits discussed in Note 5. Other shares issuable upon the exercise of stock options and warrants were excluded from the calculation because their effect would be antidilutive.

Dividends

     The Company has not paid dividends to the shareholders of its common stock and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Recent Pronouncements

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, 'Accounting for Stock-Based Compensation,' which is effective for the Company's December 31, 1996 financial statements. SFAS No. 123 allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of APB 25, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company intends to continue accounting for its stock-based compensation in accordance with the provisions of APB 25. As such, the adoption of SFAS No. 123 will not impact the financial position or the results of operations of the Company.

Unaudited Interim Statements


     The unaudited consolidated financial statements for the nine months ended September 30, 1995 and 1996 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial information for these interim periods, have been made. The operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:


                                                                  DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                                  -----------------    ------------------
                                                                                          (UNAUDITED)
Furniture and equipment........................................       $ 463,000             $621,000
Vehicles.......................................................         124,000              124,000
Leasehold improvements.........................................         195,000              195,000
                                                                  -----------------    ------------------
                                                                        782,000              940,000
Less: accumulated depreciation and amortization................         376,000              458,000
                                                                  -----------------    ------------------
                                                                      $ 406,000             $482,000
                                                                  -----------------    ------------------
                                                                  -----------------    ------------------


3. INVENTORIES

     Inventories consist of the following:


                                                                  DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                                  -----------------    ------------------
                                                                                          (UNAUDITED)
Contract inventory.............................................      $   521,000           $1,167,000
Demonstration inventory, net...................................          616,000              577,000
Peripheral inventory...........................................           78,000               86,000
                                                                  -----------------    ------------------
                                                                     $ 1,215,000           $1,830,000
                                                                  -----------------    ------------------
                                                                  -----------------    ------------------


4. EXTENDED PAYMENT TERM SALES ARRANGEMENTS


     The Company has entered into agreements with certain customers to provide extended payment terms. In conjunction with these transactions the Company has negotiated agreements with certain vendors to grant matching extended terms. Receivables and payables under these arrangements were discounted at 7.35%, 6.39% and 6.39% for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, respectively.


     At December 31, 1995, long-term receivables and payables under these arrangements mature as follows:

                                                                   ACCOUNTS RECEIVABLE    ACCOUNTS PAYABLE
                                                                   -------------------    ----------------
1996............................................................       $ 2,478,000           $1,022,000
1997............................................................         1,826,000              811,000
1998............................................................           534,000              213,000
1999............................................................           211,000               23,000
2000............................................................            89,000                    0
                                                                   -------------------    ----------------
                                                                         5,138,000            2,069,000
Less: imputed interest..........................................           394,000              152,000
                                                                   -------------------    ----------------
                                                                         4,744,000            1,917,000
Less: current portion...........................................         2,396,000              984,000
                                                                   -------------------    ----------------
                                                                       $ 2,348,000           $  933,000
                                                                   -------------------    ----------------
                                                                   -------------------    ----------------


Amortization of imputed interest on long-term accounts receivable was $47,000, $183,000 and $105,000 for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, respectively. Amortization of imputed interest on long-term accounts payable was $28,000, $78,000 and $12,000 for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, respectively.

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. SHAREHOLDERS' EQUITY

Common Stock and Preferred Stock

     In April 1994, the Board of Directors and shareholders of the Company approved an increase in the authorized capitalization of the Company to 20 million shares of common stock, par value $.01 per share, and 5 million shares of preferred stock, par value $.01 per share. The 100 shares of common stock outstanding at that time were split on the basis of 15,000-for-1 and the resulting outstanding shares were designated Class B common stock. Furthermore, in July 1994 and August 1994, the Board of Directors and shareholders of the Company approved 1.2-for-1 and 10-for-9 stock splits, respectively. All share and per share information in the consolidated financial statements has been restated to reflect the stock splits and the designation of outstanding shares as Class B common stock.

     The holders of the outstanding 2,000,000 shares of Class B common stock have placed 450,000 shares in escrow. These shares will not be assignable or transferable (but may be voted) until such time as they are released from escrow based upon the Company meeting certain earnings levels or the common stock attaining certain price levels. All reserved shares remaining in escrow on March 31, 1999 will be forfeited and contributed to the Company's capital. In the event the Company attains any of the earnings thresholds or stock prices for the release of the escrowed shares to the original shareholders, the Company will recognize compensation expense at such time based on the fair market value of the shares released.

     The Class B common stock and the common stock are substantially identical on a share-for-share basis, except that the holders of Class B common stock have six votes per share on each matter considered by shareholders and the holders of common stock have one vote per share on each matter considered by shareholders. Each share of Class B common stock will convert at any time at the option of the original holder thereof into one share of common stock and is automatically converted into one share of common stock upon (i) the death of the original holder thereof, or, if such shares are subject to a shareholders agreement or voting trust granting the power to vote such shares to another original holder of Class B common stock, then upon the death of such original holder, or (ii) the sale or transfer to any person other than specified transferees.


     On October 28, 1996, the shareholders of the Company voted to increase the number of authorized shares of common stock from 18,000,000 to 28,000,000 (excluding common stock -- Class B).


Public Offering, Common Stock, Warrants

     On August 18, 1994 the Company completed its initial public offering selling 1,600,000 common stock units for net proceeds to the Company of approximately $6,206,000. Additionally, on September 13, 1994 the underwriters exercised their overallotment option purchasing an additional 240,000 common stock units for net proceeds to the Company of approximately $1,044,000. Each unit consisted of one common share, one Class A warrant and one Class B warrant. Class A warrants entitle the holders to acquire one share of common stock and a Class B warrant at an exercise price of $6.50. Each Class B warrant entitles the holder to acquire one share of common stock at an exercise price of $8.75. Warrants are exercisable through December 31, 1999. The underwriters and a consultant have also been granted options to purchase an additional 144,000 and 16,000 units, respectively, at $6.75 per unit. These options are exercisable at any time during the four year period beginning August 18, 1995.

     In April 1994 the Company issued 300,000 Class A and 300,000 Class B warrants on a pro rata basis to each shareholder of record. The exercise prices of these warrants are the same as the warrants sold in the Company's initial public offering. These warrants are exercisable at any time through December 31, 1999.

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Stock Option Plan

     In April 1994, the Board of Directors adopted and the shareholders approved the Company's 1994 Stock Option Plan (the Plan). The Plan provides for the grant, at the discretion of the Board of Directors, of (i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422A of the Internal Revenue Code to certain employees, consultants and directors, and (ii) options not intended to so qualify (Nonqualified Stock Options) to employees, consultants and directors. The total number of shares of common stock for which options may be granted under the Plan is 228,000 shares. On August 18, 1994, the Company granted 82,000 of these options to purchase shares of common stock to employees and a consultant. Such options are exercisable, generally for a term of ten years, at the IPO price. During the year ended December 31, 1995, the Company granted 17,500 options to employees. The options granted during 1995 are exercisable at the fair market value on the date of grant and provide for a term of ten years.

     The Plan is administered by a compensation committee of the Board of Directors, which determines the terms of options, including the exercise price, the number of shares subject to the options and the terms and conditions of exercise. No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

     The exercise price of options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option may be not less than 110% of the fair market value on the date of grant. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, the maximum term is five years.


     As of December 31, 1995, 97,060 options were outstanding, of which 61,487 were exercisable. The balance become exercisable through December 31, 1997. During the nine months ended September 30, 1996 the Company granted to employees 63,000 options and 2,000 options were cancelled. No options were exercised during 1996, 1995 or 1994.


Shares of Common Stock Reserved


     At September 30, 1996 the Company has reserved 7,128,000 shares of common stock for issuance upon exercise of stock options and purchase warrants.

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. INCOME TAXES

     The (provision for)/benefit from income taxes consists of the following:

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                      --------------------------
                                                                                          1994          1995
                                                                                      ------------  ------------
Current:
     Federal........................................................................   $ (270,000)   $  180,000
     Foreign........................................................................      (18,000)      (30,000)
     State..........................................................................      (60,000)       28,000
                                                                                      ------------  ------------
                                                                                         (348,000)      178,000
Deferred:
     Federal........................................................................       23,000       (36,000)
     State..........................................................................        6,000       (10,000)
                                                                                      ------------  ------------
                                                                                           29,000       (46,000)
                                                                                      ------------  ------------
                                                                                       $ (319,000)   $  132,000
                                                                                      ------------  ------------
                                                                                      ------------  ------------


     The provisions for income taxes for the nine months ended September 30, 1995 and 1996 were computed using the estimated annual tax rates expected to be applicable for the full year.


     The net deferred tax asset is included in other current assets consists of the following as of December 31:

                                                                                                 1995
                                                                                               --------
Depreciation................................................................................   $  4,000
Allowance for doubtful accounts.............................................................     30,000
Inventory write downs.......................................................................     44,000
Net operating loss carry forwards...........................................................     44,000
                                                                                               --------
                                                                                                122,000
Less valuation allowance....................................................................   (122,000)
                                                                                               --------
Net deferred tax asset......................................................................   $  --
                                                                                               --------
                                                                                               --------

     The Company's effective income tax rate varied from the statutory federal income tax rate for the year ended December 31 as follows:

                                                                                        1994       1995
                                                                                        -----      -----
Statutory federal income tax rate....................................................   (34.0)%    34.0%
Adjustments:
     State income taxes, net of federal tax benefit..................................    (4.0)       4.0
     Other, including permanent differences..........................................    (0.6)      (8.6)
                                                                                        -----      -----
Effective income tax rate............................................................   (38.6)%    29.4%
                                                                                        -----      -----
                                                                                        -----      -----

     The Company and its subsidiaries file separate income tax returns; the Company on a June 30 fiscal year and its subsidiaries on a December 31 fiscal year.

     The Company's net operating loss carryforward will expire in the year 2010.

7. COMMITMENTS

Employment Agreements

     Effective May 1, 1994, the Company entered into three-year employment agreements with four key executives which, as amended or revised to date, provide for annual base salaries amounting to an aggregate of $621,000 per year.

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Leases

     The Company leases office space under operating leases. Future minimum payments under these noncancelable operating leases consisting of the following:

YEAR ENDING DECEMBER 31:
------------------------
       1996...............................................................................   $  519,000
       1997...............................................................................      660,000
       1998...............................................................................      629,000
       1999...............................................................................      578,000
       2000...............................................................................      571,000
       Thereafter.........................................................................      357,000
                                                                                             ----------
                                                                                              3,314,000
       Less total minimum sublease rentals................................................   (2,470,000)
                                                                                             ----------
       Net minimum rental commitments.....................................................   $  844,000
                                                                                             ----------
                                                                                             ----------

     The above leases require the Company to pay certain pass through operating expenses and rental increases based on inflation.


     Rental expense was approximately $274,000 in 1994, $348,000 in 1995 and $468,000 for the nine months ended September 30, 1996.



     The Company had approximately $385,000 in inventory on hand at December 31, 1995 for which it had no customer contracts. Management currently is discussing several bulk sale options with wholesalers for this equipment. Management anticipates that the eventual sale will occur at a discount of no more than 20% of the Company's cost, and accordingly the Company recorded a one-time inventory write-down in the amount of $84,000 in the nine month period ended September 30, 1996. At September 30, 1996, this inventory still remains on hand.


8. CONCENTRATIONS OF CREDIT RISK


     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash, investments, accounts receivable and commissions receivable. Substantially all of the Company's cash and cash equivalents at December 31, 1995 and September 30, 1996 were held by two U.S. financial institutions. All of the Company's sales during the year were to end-users located in China. Most of the Company's accounts receivable are supported by letters of credit with one Chinese financial institution. Sales on extended payment terms usually have down payments in the form of a letter of credit and additional payments are guaranteed through several methods. Before extended payment terms are provided, the Company performs a thorough review of the local operation, secures a guarantee from higher authorities than the end-user, as well as other additional steps.


     Extended payment term transactions are entered into in the context of the Company's sales activities in China and, as such, the risks attendant to doing business in China apply to such transactions as well. The absence of a comprehensive and effective legal system in China, among other concerns, requires alternative arrangements in order to reduce the Company's credit risks. Guarantees from higher governmental authorities, for example, usually involve requiring customers to have a provincial or municipal governmental organization sign a statement that the payment obligations will be satisfied. This political commitment is, in the Company's experience, an effective method in helping ensure payment of obligations in China. These commitments, however, are different from traditional commercial guarantees in the United States, which guarantees are not available in China for transactions of the type engaged in by the Company.

     In February 1995, the Company entered into a bank credit agreement (the 'Agreement'). The Agreement provides for a line of credit facility of up to $500,000, a standby letter of credit facility of up to $200,000, and a forward exchange facility of up to $200,000. The notes bear interest at 1% over the bank's three month moving average cost of funds rate, 6.32% at December 31, 1995. The indebtedness under the Agreement is collateralized by $1,000,000 in cash equivalents deposited with the bank. At

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

December  31,  1995,  letters  of  credit   issued  by  the  bank  amounted   to
approximately $97,000 and no amounts were outstanding under the line of credit facility or the foreign exchange facility.

     On August 19, 1996, the Company increased its existing credit facility with First National Bank of Maryland from $900,000 to $1,300,000 for short-term working capital needs, standby letters of credit, and spot and forward foreign exchange transactions. In addition, First National Bank of Maryland has provided a $420,000 standby letter of credit as a separate credit facility apart from the increased line of credit. The $1,300,000 credit facility and the $420,000 standby letter of credit are payable on demand, fully secured and collateralized by government securities acceptable to the Bank having an aggregate fair market value of not less than $1,911,112.

     The Company conducts its marketing and sales and provides its services exclusively to buyers located in China. The Company's results of operations and its ability to obtain financing could be adversely affected if there was a deterioration in trade relations between the United States and China.

     Of the Company's assets at December 31, 1995, approximately $1,350,000 of such assets are located in China, consisting principally of inventories and property and equipment.

9. SIGNIFICANT CUSTOMERS/SUPPLIERS

     Substantially all purchases of the Company's products, regardless of the end-user, are made through Chinese foreign trade corporations (FTCs). Although the purchasing decision is made by the end-user, which may be an individual or a group having the required approvals from their administrative organizations, the Company enters into formal purchase contracts with FTCs. The FTCs make purchases on behalf of the end-users and are authorized by the Chinese government to conduct import business. FTCs are chartered and regulated by the government and are formed to facilitate foreign trade. The Company markets its products directly to end-users, but in consummating a sale the Company must also interact with the particular FTC representing the end-user.


     Purchases from one supplier totaled approximately $4,816,000 and $4,670,000 for the years ended December 31, 1994 and 1995 and $5,890,000 for the nine months ended September 30, 1996, respectively.

[The graphics for the inside back cover shall include photographs of selections from the portfolio of products sold by the Company, including (i) mining and construction vehicles manufactured by Volvo Construction Equipment Corp., (ii) ultrasound scanning systems manufactured by Acuson Corporation, and (iii) automated clinical chemistry analyzers manufactured by Johnson & Johnson Clinical Diagnostics.]

_____________________________                      _____________________________

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT QUALIFIED AND TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                         ------------------------------

                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               ----

Prospectus Summary..........................................................................................................     3
Risk Factors................................................................................................................     8
Use of Proceeds.............................................................................................................    17
Dilution....................................................................................................................    18
Price Range of Securities and Dividend Policy...............................................................................    19
Capitalization..............................................................................................................    20
Selected Financial Data.....................................................................................................    21
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................    22
Business....................................................................................................................    28
Management..................................................................................................................    43
Principal Shareholders......................................................................................................    47
Description of Securities...................................................................................................    49
Shares Eligible for Future Sale.............................................................................................    52
Underwriting................................................................................................................    53
Legal Matters...............................................................................................................    55
Experts.....................................................................................................................    55
Enforceability of Civil Liabilities.........................................................................................    55
Explanatory Note............................................................................................................    55
Available Information.......................................................................................................    56
Index to Consolidated Financial Statements..................................................................................   F-1



                             U.S.-CHINA INDUSTRIAL
                                 EXCHANGE, INC.
                                  10,000 UNITS
                    EACH UNIT CONSISTING OF A MINIMUM OF 160
                        AND A MAXIMUM OF 260 IPO UNITS,
                               EACH CONSISTING OF
                           ONE SHARE OF COMMON STOCK
                                      AND
                         ONE REDEEMABLE CLASS A WARRANT
                                      AND
                         ONE REDEEMABLE CLASS B WARRANT


                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                             D.H. BLAIR INVESTMENT
                                 BANKING CORP.
                                           , 1996

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 722 of the New York Business Corporation Law ('NYBCL') permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expenses provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expense may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Article Seventh of the Company's Certificate of Incorporation provides, in general, that the Company may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh of the Certificate of Incorporation also provides that the Company may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the Board of Directors or shareholders, agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

     In accordance with that provision of the Certificate of Incorporation, the Company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.

     The Underwriting Agreement contains, among other things, provisions whereby the Underwriter agrees to indemnify the Company, each officer and director of the Company who has signed the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts with respect to information furnished to the Company by the Underwriter for use in the Registration Statement or Prospectus. See Item 28 'Undertakings.'

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.


Registration fee -- Securities and Exchange Commission................................................   $ 27,515
NASD filing fee.......................................................................................      9,580
Nasdaq listing expenses...............................................................................     25,000
Transfer Agent and Warrant Agent fees and expenses....................................................      1,000
Legal fees and expenses...............................................................................    125,000
Accounting fees and expenses..........................................................................     40,000
Blue sky fees and expenses (including counsel fees)...................................................     12,000
Printing expenses.....................................................................................     60,000
Miscellaneous expenses................................................................................     19,905
                                                                                                         --------
     Total............................................................................................   $320,000
                                                                                                         --------
                                                                                                         --------


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     There were no sales of securities of the Company within the past three years that were not registered pursuant to the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:


 1.1    -- Form of Underwriting Agreement**
 1.2    -- Form  of IPO Underwriter's Unit Purchase Option (Incorporated by reference to Exhibit 1.2 of the Company's
           Registration Statement on Form SB-2 (No. 33-78446) (the 'Registration Statement'))
 1.3    -- Form of Underwriter's Unit Purchase Option**
 1.4    -- Form of  Finder's Unit  Purchase Option  (Incorporated by  reference to  Exhibit 1.3  to the  Registration
           Statement)
 3.1    -- Restated  Certificate of  Incorporation of the  Company (Incorporated by  reference to Exhibit  3.1 to the
           Registration Statement)
 3.2    -- By-laws of the Company (Incorporated by reference to Exhibit 3.2 to the Registration Statement)
 4.1    -- Form of Warrant Agreement (including forms of  Class A and Class B Warrant Certificates) (Incorporated  by
           reference to Exhibit 4.1 to the Registration Statement)
 4.2    -- Form of Amendment to Warrant Agreement**
 4.3    -- Form  of Specimen Certificate of  the Company's Common Stock (Incorporated  by reference to Exhibit 4.2 to the Registration Statement)
 4.4    -- Form of Specimen  Certificate of Class  B Common Stock (Incorporated  by reference to  Exhibit 4.3 to  the
           Registration Statement)
 4.5    -- Form of Escrow Agreement (Incorporated by reference to Exhibit 4.6 to the Registration Statement)
 5.1    -- Opinion of Parker Chapin Flattau & Klimpl, LLP re: legality of securities being registered*
10.1    -- The  Company's  1994 Stock  Option Plan,  as amended  (Incorporated by  reference to  Exhibit 10.1  to the
           Registration Statement)
10.2    -- Lease Agreement,  dated as of  July 1, 1987,  between the Company  and the Yiqing  Hotel, relating to  the
           Registrant's Beijing, China Facility***`D' (Incorporated by reference  to Exhibit 10.2 to the Registration
           Statement)
10.3    -- Addendum  to Lease  Agreement between  the Company  and the  Yiqing Hotel,  relating to  the  Registrant's
           Beijing, China Facility***`D' (Incorporated by reference to Exhibit 10.3 to the Registration Statement)
10.4    -- Lease  Agreement,  dated  as  of  March  1994,  between  the  Registrant  and  Central  Properties Limited
           Partnership,  relating to the Registrant's Bethesda, Maryland  facility  (Incorporated  by  reference   to
           Exhibit 10.4 to the Registration Statement)
10.5    -- Employment Agreement, dated as of May 1, 1994, between the Registrant and Roberta Lipson (Incorporated  by reference to Exhibit 10.5 to the Registration Statement)

10.6    -- Employment   Agreement,  dated as  of  May  1, 1994,  between  the  Registrant and  Elyse  Beth Silverberg
           (Incorporated by reference to Exhibit 10.6 to the Registration Statement)
10.7    -- Employment Agreement, dated as of May 1, 1994, between the Registrant and Lawrence Pemble (Incorporated by reference to Exhibit 10.7 to the Registration Statement)
10.8    -- Employment  Agreement, dated  as  of May  1,  1994, between  the Registrant  and  Robert C.  Goodwin,  Jr.
           (Incorporated by reference to Exhibit 10.8 to the Registration Statement)
10.9    -- Employment  Agreement  dated  as  of  September  6,  1994,  between the  Registrant  and  Ronald Zilkowski
           (Incorporated by reference to Exhibit 10.11 to the Registrant's Annual  Report  on  Form  10-KSB  for  the
           fiscal year ended December 31, 1994)
10.10   -- Distribution Agreement dated as of April 29, 1996 between the Registrant and Acuson Corporation**
10.11   -- Agreement for Representation in  The People's Republic of  China dated as of  January 1, 1989 between  the
           Registrant and  VME  International  Sales  AB***  (Incorporated  by  reference  to  Exhibit  10.13  to the
           Registration Statement)
10.12   -- Lease Agreement between the  School of Posts and Telecommunications  and the Registrant dated November  8,
           1995 (Incorporated by reference to Exhibit 10.14 to the  Registrant's Annual Report on Form 10-KSB for the
           fiscal year ended December 31, 1995)
10.13   -- Sublease  Agreement between  the Registrant  and  the Beijing  International School  dated March  4,  1996
           (Incorporated by reference to Exhibit 10.15 to the Registrant's Annual  Report  on  Form  10-KSB  for  the
           fiscal year ended December 31, 1995)
10.14   -- Contractual  Joint  Venture Contract  between the  Chinese Academy  of Medical  Sciences, Union  Medical &
           Pharmaceutical Group, Beijing Union Medical & Pharmaceutical General Corporation and the Registrant, dated
           September 27, 1995 (Incorporated by reference  to Exhibit 10.16 to the  Registrant's Annual Report on Form
           10-KSB for the fiscal year ended December 31, 1995)
10.15   -- First Investment Loan Manager Demand Promissory Note dated August 19, 1996 between First National Bank  of
           Maryland and Chindex, Inc.**
21.1    -- List  of subsidiaries (Incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form
           10-KSB for the fiscal year ended December 31, 1995)
24.1    -- Consent of Ernst & Young LLP (see page II-6)*
24.3    -- Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)**


------------

  * Filed herewith.

 ** Previously filed.

*** Confidential treatment has been granted for a portion of this Exhibit.

  `D' English translation of summary from Chinese original.

ITEM 28. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To  reflect  in the  prospectus  any facts  or  events which,
        individually  or  together,  represent  a  fundamental  change  in   the
        information in the registration statement; and

             (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 'Act') may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes (i) that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (ii) that for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland, on this 31st day of October, 1996.


                                          U.S.-CHINA INDUSTRIAL EXCHANGE, INC.


                                          By                   *

                                             ...................................
                                                       ROBERTA LIPSON
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


                SIGNATURE                                     CAPACITY                            DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       Chairperson of the Board of Directors, Chief    October 31, 1996
 .........................................    Executive Officer and President (principal
              ROBERTA LIPSON                  executive officer)

                    *                       Executive Vice President, Secretary and         October 31, 1996
 .........................................    Director
          ELYSE BETH SILVERBERG

           /S/ LAWRENCE PEMBLE              Executive Vice President Finance and            October 31, 1996
 .........................................    Business Development and Director
             LAWRENCE PEMBLE                  (principal financial and accounting
                                              officer)

        /S/ ROBERT C. GOODWIN, JR.          Executive Vice President Operations,            October 31, 1996
 .........................................    Treasurer, Assistant Secretary, General
          ROBERT C. GOODWIN, JR.              Counsel and Director

                    *                       Director                                        October 31, 1996
 .........................................
              MORRIS LIPSON

                    *                       Director                                        October 31, 1996
 .........................................
            A. KENNETH NILSSON

                    *                       Director                                        October 31, 1996
 .........................................
          JULIUS Y. OESTREICHER

------------
*  By executing his name hereto on October 31, 1996, Lawrence Pemble is signing this document on behalf of the persons indicated above  pursuant to  powers of  attorney duly executed  by such  persons and  filed with  the
Securities and Exchange Commission.

       By:      /S/ LAWRENCE PEMBLE
 .........................................
             LAWRENCE PEMBLE
            (ATTORNEY-IN-FACT)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions 'Experts' and 'Selected Financial Data' and to the use of our report dated February 28, 1996, in the Registration Statement (Form SB-2 No. 333-00000) and related Prospectus of U.S.-China Industrial Exchange, Inc. dated November 1, 1996.



                                      /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP


Vienna, Virginia
November 1, 1996

                              STATEMENT OF DIFFERENCES
                              ------------------------

The dagger symbol shall be expressed as `D'